UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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HOSPITALITY INVESTORS TRUST, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Hospitality Investors Trust, Inc.
Park Avenue Tower
65 East 55th Street, Suite 801
New York, New York 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on August 5, 2020
May 8, 2020
To the Stockholders of Hospitality Investors Trust, Inc.:
I am pleased to invite our stockholders to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Hospitality Investors Trust, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held on August 5, 2020 at the Company’s executive offices, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, commencing at 1:00 p.m. (local time). At the Annual Meeting, you will be asked to (i) elect five members of the Company’s Board of Directors, (ii) adopt a non-binding advisory resolution approving the compensation for our named executive officers as described in the accompanying proxy statement, (iii) vote, on a non-binding and advisory basis, on the frequency of future advisory votes on named executive officer compensation, (iv) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and (v) consider and act upon such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.
The Board of Directors has fixed the close of business on May 7, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, and the sole outstanding share of our preferred stock designated as the Redeemable Preferred Share, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.
For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. We make proxy materials available to our stockholders on the internet. You can access proxy materials at www.proxyvote.com/HIT. You also may authorize your proxy via the internet or by telephone by following the instructions on that website. In order to authorize your proxy via the internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy.
You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.
Due to the emerging public health impact of the global coronavirus pandemic, we are planning for the possibility that the Company’s 2020 Annual Meeting may be held solely by means of remote communication (i.e. a virtual meeting via a live webcast). If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.HITREIT.com.
By Order of the Board of Directors,

Paul C. Hughes
General Counsel and Secretary

HOSPITALITY INVESTORS TRUST, INC.
i

Hospitality Investors Trust, Inc.
Park Avenue Tower
65 East 55th Street
Suite 801
New York, New York 10022
PROXY STATEMENT
The accompanying proxy card, together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2019 (our “2019 10-K”), is solicited by and on behalf of the Board of Directors (the “Board of Directors”) of Hospitality Investors Trust, Inc., a Maryland corporation (the “Company”), for use at the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to our stockholders. The mailing address of our principal executive offices is Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022. This Proxy Statement, the accompanying proxy card, the Notice of Annual Meeting and our 2019 10-K have been mailed to you and are also available to you on the internet. Mailing to our stockholders commenced on or about May 8, 2020.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting To Be Held on August 5, 2020
This Proxy Statement, the Notice of Annual Meeting and our 2019 10-K are available at:
www.proxyvote.com/HIT

INFORMATION ABOUT THE MEETING AND VOTING
What is the date of the Annual Meeting and where will it be held?
The Annual Meeting will be held on August 5, 2020, at the Company’s executive offices, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, commencing at 1:00 p.m. (local time).
What will I be voting on at the Annual Meeting?
At the Annual Meeting, you will be asked to:
1.	elect five directors for a term of one year, until our 2021 annual meeting of stockholders and until their successors are duly elected and qualify;
2.	adopt a non-binding advisory resolution approving the compensation for our named executive officers as described herein;
3.	vote, on a non-binding and advisory basis, on the frequency of future advisory votes on named executive officer compensation;
4.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and
5.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.
The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.
Who can vote at the Annual Meeting?
The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”), and the sole outstanding share of our preferred stock designated as the Redeemable Preferred Share, par value $0.01 per share (the “Redeemable Preferred Share”), entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, is the close of business on May 7, 2020. As of the record date, 39,151,200 shares of Common Stock and one Redeemable Preferred Share were issued and outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?
Each share of Common Stock and the Redeemable Preferred Share entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The proxy card shows the number of shares you are entitled to vote.
How may I vote?
You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to the Annual Meeting, can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 601-2247. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:
•	via the internet at www.proxyvote.com/HIT at any time prior to 11:59 p.m. Eastern Time on August 4, 2020, and follow the instructions provided on the proxy card; or
•	by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on August 4, 2020, and follow the instructions provided on the proxy card.
For those stockholders with internet access, we encourage you to authorize a proxy to vote your shares via the internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the internet or by telephone prior to the date of the Annual Meeting, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by internet or telephone will be superseded by the vote that you cast at the Annual Meeting.
How will proxies be voted?
Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR”: (i) election of the five director nominees named in this Proxy Statement for a term of one year, until our 2021 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) the adoption of a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein; and (iii) ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2020. If the enclosed proxy card is signed and returned without any directions given on the proposal concerning the frequency of future non-binding, advisory votes on executive compensation, the shares will be voted “ONE YEAR” with respect to such proposal.
The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.
How can I change my vote or revoke a proxy?
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.
What if I return my proxy card but do not mark it to show how I am voting?
If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors. Where the Board of Directors has made no recommendation, no vote will be cast.
What vote is required to approve each item?
Proposal No. 1 — Election of Directors. There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock and the sole outstanding Redeemable Preferred Share, voting as a single class, who are present in person or by proxy at the Annual Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes, if any, will count toward the presence of a quorum but will have the same effect as votes cast against each director.
Proposal No. 2 — Non-Binding Advisory Vote on Named Executive Officer Compensation. Approval of the proposal to adopt non-binding advisory the resolution approving the compensation for our named executive officers as described herein requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of this proposal, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
Proposal No. 3 — Non-Binding Advisory Vote on The Frequency of Future Advisory Votes on Named Executive Officer Compensation. The frequency of the advisory vote on executive compensation (one, two or three years) receiving the greatest number of votes cast at the Annual Meeting will be considered the frequency recommended by stockholders. Stockholders may also abstain. For purposes of this proposal, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
Proposal No. 4 — Ratification of Appointment of Independent Registered Accounting Firm. The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of this proposal, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

What is a “broker non-vote”?
A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares. Brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which applicable exchange rules determine to be “non-routine,” without specific instructions from the beneficial owner. Thus, beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted on the proposal to elect directors at the Annual Meeting. However, even without these instructions, the shares of beneficial owners will be treated as present for the purpose of establishing a quorum if the broker votes shares on the ratification of the appointment of KPMG, which is the only matter to be voted upon at the Annual Meeting that is a routine matter with respect to which brokers have discretionary authority to vote.
Are stockholders entitled to appraisal rights in connection with any of the proposals?
None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s Charter (the “Charter”).
What constitutes a “quorum”?
The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes, if any, will be counted as present for the purpose of establishing a quorum.
Will you incur expenses in soliciting proxies?
We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the solicitation of proxies. We estimate we will pay Broadridge approximately $43,000 for the proxy solicitation, plus the costs of distribution and printing and reimbursement for certain other costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U. S. Securities and Exchange Commission (“SEC”), we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our Common Stock.
As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Votes that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.
In all cases where a telephonic proxy is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name, address and zip code, and to confirm that the stockholder has received the proxy materials. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.
What does it mean if I receive more than one proxy card?
Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail by telephone or via the internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations line at (571) 529-6390, or mail a request to Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022, Attention: Investor Relations. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.
What if I receive only one set of proxy materials although there are multiple stockholders at my address?
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of our 2019 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations line at (571) 529-6390, or mailing a request to Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.
Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or internet to vote my shares?
Please call Broadridge, our proxy solicitor, at (855) 601-2247.
Whom should I contact with other questions?
If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2019 10-K or any documents relating to any of our future stockholder meetings, please contact: Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022, website: www.HITREIT.com, telephone: (571) 529-6390.
How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2021 annual meeting of stockholders may do so by following the procedures prescribed in the Company’s Bylaws (the “Bylaws”), and, in the case of proposals within the scope of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), following the procedures specified by that rule. To be eligible for presentation to and action by the stockholders at our 2021 annual meeting of stockholders under the Bylaws, director nominations and other stockholder proposals must be received by our secretary no earlier than December 9, 2020 and no later than 5:00 p.m. Eastern Time on January 8, 2021. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, the Bylaws. To be eligible for inclusion in our proxy statement for the 2021 Annual Meeting under Rule 14a-8 under the Exchange Act, stockholder proposals must comply with Rule 14a-8 and be received at our principal executive offices no later than January 8, 2021. Proposals should be sent via registered, certified or express mail to: Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022, Attention: Paul C. Hughes, General Counsel and Secretary. For additional information, see “Stockholder Proposals for the 2021 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) ELECTION OF THE FIVE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2021 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES; (II) THE ADOPTION OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED HEREIN; AND (III) RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020. UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “ONE YEAR” WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

CORPORATE GOVERNANCE
The business and affairs of the Company are managed under the direction of the Board of Directors, subject to the rights of Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”) in its capacity as the holder of the sole issued and outstanding Redeemable Preferred Share and all the issued and outstanding units of the limited partner interests entitled “Class C Units” (the “Class C Units”) in our operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”), through which we conduct substantially all our business.
On January 12, 2017, we entered into a Securities Purchase, Voting and Standstill Agreement (the “SPA”) with the Brookfield Investor.
On March 31, 2017, the initial closing under the SPA (the “Initial Closing”) occurred. At the Initial Closing, we sold, and the Brookfield Investor purchased:
•	the Redeemable Preferred Share for a nominal purchase price; and
•	9,152,542.37 Class C Units, for a purchase price of $14.75 per Class C Unit, or $135.0 million in the aggregate.
Concurrently with our entry into the SPA, we also entered into agreements contemplating various other transactions required to effectuate our transition from external management to self-management, which were also completed at the Initial Closing.
On February 27, 2018, the second closing under the SPA (the “Second Closing”) occurred, pursuant to which we sold 1,694,915.25 additional Class C Units to the Brookfield Investor, for a purchase price of $14.75 per Class C Unit, or $25.0 million in the aggregate.
On February 27, 2019, the third and final closing under the SPA (the “Final Closing”) occurred, pursuant to which we sold 14,898,060.78 additional Class C Units to the Brookfield Investor, for a purchase price of $14.75 per Class C Unit, or $219.7 million in the aggregate, and the Brookfield Investor no longer has any obligations or rights to purchase additional Class C Units pursuant to the SPA or otherwise.
As the holder of the Redeemable Preferred Share, for so long as it remains outstanding, the Brookfield Investor has the right to:
•	elect two directors (each, a “Redeemable Preferred Director”); and
•
approve (such approval not to be unreasonably withheld, conditioned or delayed) two additional independent directors (each, an “Approved Independent Director”) to be recommended and nominated by the Board of Directors for election by our stockholders at each annual meeting.

In addition, for so long as the Brookfield Investor holds the Redeemable Preferred Share and pursuant to its terms (including certain exceptions and limitations), each committee of the Board of Directors must include a Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share. See “—Committees.”
Without obtaining the prior approval of the majority of the then outstanding Class C Units and at least one of the Redeemable Preferred Directors, we are restricted from taking certain actions including equity issuances, debt incurrences, payment of dividends or other distributions, redemptions or repurchases of securities, property acquisitions and property sales and dispositions. In addition, pursuant to the terms of the Redeemable Preferred Share, prior approval of at least one of the Redeemable Preferred Directors is also required to approve our annual business plan (including the annual operating and capital budget) required under the terms of the Redeemable Preferred Share (the “Annual Business Plan”), hiring and compensation decisions related to certain key personnel (including our executive officers), any increase or decrease of the authorized number of directors on the Board of Directors, nominating or appointing any director (other than a Redeemable Preferred Director) who is not an Independent Director (as defined in the Charter), certain elections under the Maryland General Corporation Law and nominating or appointing the Chairperson of the Board of Directors. These restrictions (collectively referred to herein as the “Brookfield Approval Rights”) are subject to certain exceptions and conditions. In addition, the Brookfield Approval Rights will no longer apply if the liquidation preference applicable to all Class C Units held by the Brookfield Investor and its affiliates is reduced to $100.0 million or less due to the exercise by holders of Class C Units of their redemption rights under the amended and restated agreement of limited partnership of the OP entered into at the Initial Closing (as amended to date, the “A&R LPA”).
See “Certain Relationships and Related Transactions” for further details regarding the SPA and the terms of the Class C Units and the Redeemable Preferred Share, as well as certain other agreements and transactions related to the Initial Closing.
Leadership Structure of the Board of Directors
Bruce G. Wiles, one of the Redeemable Preferred Directors, serves as Chairman of the Board of Directors, and Jonathan P. Mehlman, one of our other directors, serves as our chief executive officer and president. As our chief executive officer, Mr. Mehlman is responsible for our daily operations and implementing our business strategy. The Board of Directors believes that its leadership structure, which separates the Chair of the Board of Directors and chief executive officer roles, is appropriate at this time in light of the inherent differences between the two roles. This division of authority and responsibilities also allows our chief executive officer to focus his time on running our daily operations and our Chairman to focus his time on organizing the work of the Board of Directors and presiding over meetings of the Board of Directors. Subject to the Brookfield Approval Rights, the Board of Directors may modify this structure to best address our circumstances for the benefit of our stockholders when appropriate.
Oversight of Risk Management
The Board of Directors has an active role in overseeing the management of risks applicable to us primarily through the audit committee, which reports to the entire Board of Directors and is comprised solely of independent directors. The audit committee oversees and reviews accounting, financial, legal and regulatory risks and meets regularly with management and considers the feedback management provides concerning the risks related to our enterprise, business, operations and strategies. In addition, management reports to the Board of Directors and the audit committee on our properties and the risks related thereto, asset impairments, leverage position, compliance with applicable covenants under the agreements governing our indebtedness and our continued qualification as a real estate investment trust (“REIT”). Each of the other standing committees of the Board of Directors performs other critical functions related to their specific responsibilities and authorities as described in more detail herein that assist the Board of Directors in overseeing the management of risks applicable to the Company. Although each committee is responsible for overseeing the management of certain risks, the full Board of Directors is regularly informed by its committees about these risks. This enables the Board of Directors and its committees to coordinate risk oversight and the relationships among the various risks.
Meetings of the Board of Directors
The Board of Directors held a total of nine meetings and took action by written consent seven times during the year ended December 31, 2019. Each of our currently serving directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during 2019. Except for Mr. Baron, all members of the Board of Directors attended the 2019 annual meeting of stockholders. We anticipate that all directors and nominees will attend the Annual Meeting. Our policy is to encourage all directors and nominees to attend our annual meetings of stockholders.
Director Independence
Under the Charter, a majority of the members of the Board of Directors must be Independent Directors (as defined in the Charter) except for a period of up to 60 days after the death, resignation or removal of an Independent Director. An “Independent Director” is defined in the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with a Sponsor (as defined in the Charter), an Advisor (as defined in the Charter) or any of their affiliates. A director is deemed to be so associated if he or she: (i) owns an interest in a Sponsor, an Advisor or any of their affiliates; (ii) is employed by a Sponsor, an Advisor or any of their affiliates; (iii) is an officer or director of a Sponsor, an Advisor or any of their affiliates; (iv) performs services, other than as a director, for the Company; (v) is a director for more than three REITs organized by a Sponsor or advised by an Advisor; or (vi) has any material business or professional relationship with a Sponsor, an Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from a Sponsor, an Advisor or any of their affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with a Sponsor, an Advisor, any of their affiliates or the Company. The Board of Directors has affirmatively determined that each of Messrs. Glickman, Joyce and Perla and Ms. Wenzel is an Independent Director (as defined in the Charter).
Our Common Stock is not listed on the Nasdaq Stock Market (“Nasdaq”) or any other national securities exchange, but the Board of Directors has also considered the independence of each nominee in accordance with the director independence requirements of the Nasdaq Listing Rules, including the independence requirements with respect to membership on committees. The Board of Directors has affirmatively determined that each of Messrs. Glickman, Joyce and Perla and Ms. Wenzel satisfies the independence requirements under the Nasdaq Listing Rules and the SEC with respect to service on the board of directors of a listed company, including requirements applicable to membership on the committees on which they currently serve.
Committees
For so long as the Brookfield Investor holds the Redeemable Preferred Share and pursuant to its terms, each committee of the Board of Directors is required to include at least one of the Redeemable Preferred Directors as selected by the holder of the Redeemable Preferred Share, except any conflicts committee (a “Brookfield Conflicts Committee”) formed with authority and jurisdiction over the review and approval of conflicts of interest involving the Brookfield Investor and its affiliates, on the one hand, and the Company, on the other hand. If neither of the Redeemable Preferred Directors satisfies all independence and other requirements applicable to such committee, pursuant to the Charter, the SEC and any national securities exchange on which any shares of Common Stock are then listed, then such committee is required to include at least one of the Approved Independent Directors as selected by the Board of Directors.
In accordance with these requirements, the Board of Directors has approved and organized an audit committee, a compensation committee, a nominating and corporate governance committee and a conflicts committee, each of which currently includes either a Redeemable Preferred Director as selected by the Brookfield Investor or an Approved Independent Director. The conflicts committee serves as a Brookfield Conflicts Committee under the terms of the Redeemable Preferred Share. Unless a majority of the Board of Directors has reasonably determined it is necessary in order to maintain such committee’s compliance with all applicable requirements, no Redeemable Preferred Director selected by the holder of the Redeemable Preferred Share to serve on a committee may be removed with or without cause from any committee except by the holder of the Redeemable Preferred Share.
Audit Committee
The Board of Directors has a standing audit committee, which is currently chaired by Mr. Perla and also includes Mr. Glickman and Ms. Wenzel. The Board of Directors has determined that all the current members of the audit committee are Independent Directors (as defined in the Charter) and are otherwise independent under the Nasdaq Listing Rules and the rules and regulations of the SEC applicable to audit committees. In addition, the Board of Directors has determined that Messrs. Perla and Glickman are each qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.
The audit committee held a total of seven meetings and took action by written consent once during the year ended December 31, 2019.
The audit committee charter is available to any stockholder who requests it c/o Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022. The audit committee charter is also available on our website at www.HITREIT.com by clicking on “Investor Relations — Corporate Governance.”
The responsibilities of the audit committee include:
•	overseeing the Company’s independent registered public accounting firm and internal auditor, as applicable, who report directly to the audit committee; and

•	assisting the Board of Directors in undertaking and fulfilling its responsibilities in monitoring:
○	our financial reporting process;
○	the integrity of our financial statements;
○	our compliance with applicable legal and regulatory requirements;
○	the independence and qualifications of the Company’s independent registered public accounting firm and internal auditors, as applicable; and
○	the performance of the Company’s independent registered public accounting firm and internal auditors, as applicable.
The audit committee’s report on our financial statements for the year ended December 31, 2019 is discussed under the heading “Audit Committee Report.”
Compensation Committee
The Board of Directors has a standing compensation committee, which is currently chaired by Mr. Baron, one of the Redeemable Preferred Directors, and also includes Messrs. Glickman and Joyce. The Board of Directors has determined that each of Messrs. Glickman and Joyce is an Independent Director (as defined in the Charter) and is otherwise independent under the Nasdaq Listing Rules and the rules and regulations of the SEC applicable to compensation committees. In addition, the Board of Directors has determined that each of Messrs. Glickman and Joyce qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Exchange Act, and as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The compensation committee held a total of two meetings and took action by written consent two times during the year ended December 31, 2019. The compensation committee charter is available to any stockholder who requests it c/o Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022. The compensation committee charter is also available on our website at www.HITREIT.com by clicking on “Investor Relations — Corporate Governance.”
In general, for so long as the Redeemable Preferred Share is outstanding and the compensation committee contains at least one Redeemable Preferred Director, the compensation committee’s overall responsibility is to discharge the responsibilities of the Board of Directors relating to compensation of directors and executive officers and to review, evaluate and approve any action related to the compensation of our executive officers (or any other officer or other member of management of earning total annual base salary cash compensation in an amount equal to or greater than $300,000) that requires the prior approval of at least one Redeemable Preferred Director.
Without limiting the generality of this overall responsibility, the responsibilities of the compensation committee include:
•	reviewing and approving (or making recommendations to the Board of Directors for approval) all officers’ employment agreements, severance arrangements and any change in control agreements;
•
establishing performance criteria (including both long-term and short-term goals) relating to the compensation of our named executive officers, evaluating their performance in light of those performance criteria, and determining and approving (or, in the case of officers other than the chief executive officer, making recommendations to the Board of Directors for approval) their compensation, if any, based on such evaluation;

•
recommending to the Board of Directors the establishment of, and thereafter managing and periodically reviewing, all annual bonus, incentive compensation, equity compensation, employee pension and welfare benefit plans;

•	periodically reviewing policies concerning perquisite benefits available to our officers;
•
implementing and administering the A&R RSP (as defined below) and any other incentive compensation plans and equity-based plans of the Company, including, but not limited to, (i) approving equity-based awards; (ii) interpreting such plans; (iii) determining rules and regulations relating to such plans; (iv) modifying or canceling existing grants or awards; (v) determining the number of shares underlying grants and awards to directors, officers and other employees; and (vi) imposing limitations, restrictions and conditions upon any grant or award as the compensation committee deems necessary or appropriate;
•	periodically reviewing, evaluating and, if deemed appropriate, recommending changes to director compensation; and
•	reviewing and approving matters related to disclosure and reports required in accordance with applicable rules and regulations promulgated by the SEC.
In fulfilling its responsibilities, the compensation committee is entitled to delegate any or all of its responsibilities to a subcommittee of the compensation committee to the extent such delegation is consistent with the compensation committee charter, the terms of the Redeemable Preferred Share, and the Bylaws, as well as applicable law, rules and regulations. The terms of the Redeemable Preferred Share and the Bylaws expressly provide that any subcommittee established by the compensation committee consisting solely of two or more “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, which has the exclusive purpose and exclusive powers to approve transactions in advance in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act to render such transaction exempt from liability for purposes of Section 16(b) of the Exchange Act, is not required to include at least one of the Redeemable Preferred Directors if (i) neither of the Redeemable Preferred Directors is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act and (ii) at least one of the Approved Independent Directors is a member of the subcommittee.
AETHOS Consulting Group (“AETHOS”) was initially engaged by the Company as a compensation consultant in connection with the Initial Closing in March 2017 and has continued to assist and advise the compensation committee in connection with compensation-related matters. During the fiscal year ended December 31, 2019, AETHOS assisted and advised the compensation committee in connection with the establishment of the performance goals utilized in determining the annual cash bonuses and the annual long-term incentive program (“LTIP”) awards, the compensation committee’s decisions with respect to achievement of those performance goals, the terms of (and amendments to) our employment agreements with our executive officers and the establishment of performance goals related to the grant, earning and vesting of the annual LTIP awards.
Mr. Mehlman, in his capacity as our chief executive officer, is consulted by the compensation committee with respect to the Company performance goals utilized in determining annual cash bonus and annual LTIP award amounts pursuant to the terms of our employment agreements with our executive officers. Our executive officers, including Mr. Mehlman, may also develop proposals and provide information and analysis to the compensation committee as part of the process whereby the Board of Directors and the compensation committee consider and make decisions with respect to the Company performance goals utilized in determining annual cash bonus and annual LTIP award amounts pursuant to the terms of our employment agreements with our executive officers.
Nominating and Corporate Governance Committee
The Board of Directors has a standing nominating and corporate governance committee, which is currently chaired by Mr. Wiles, the Chairman of the Board and one of the Redeemable Preferred Directors, and also includes Mr. Perla. The Board of Directors has determined that Mr. Perla is an Independent Director (as defined in the Charter) and is otherwise independent under the Nasdaq Listing Rules and the rules and regulations of the SEC applicable to nominating and corporate governance committees.
The nominating and corporate governance committee held one meeting and took no action by written consent during the year ended December 31, 2019. The nominating and corporate governance committee charter is available to any stockholder who requests it c/o Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022. The nominating and corporate governance committee charter is also available on our website at www.HITREIT.com by clicking on “Investor Relations — Corporate Governance.”
The responsibilities of the nominating and corporate governance committee include identifying qualified individuals to become directors, and, except with respect to Redeemable Preferred Directors, recommending director candidates to fill vacancies on the Board of Directors and to stand for election by the stockholders at any annual meeting. The nominating and corporate governance committee is also responsible for otherwise assisting the Board in overseeing the Company’s corporate governance.
In making its determinations with respect to director candidates (including incumbent directors and excluding Redeemable Preferred Directors), the nominating and corporate governance committee reviews the appropriate experience, skills and characteristics required of directors. This review includes, in the context of our business and the perceived needs of the Board of Directors at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the hospitality industry, accounting or financial expertise. This review also includes the candidate’s ability to meet the applicable independence requirements and to attend regular Board of Directors and committee meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The nominating and corporate governance committee may also consider such other factors and criteria as the nominating and corporate governance committee deems appropriate and desirable. In light of the Board of Directors’ belief that diversity is an important attribute and that the directors who comprise the Board of Directors should represent an array of backgrounds and experiences, the nominating and corporate governance committee also gives consideration to the Board of Directors having a diverse and appropriate mix of backgrounds and skills and each director candidate’s ability to exercise independence of thought, objective perspective and mature judgment and understanding of our business operations and objectives. In addition, prior approval of at least one Redeemable Preferred Director is required before the Board of Directors is permitted to nominate or appoint any director (other than a Redeemable Preferred Director) who is not an Independent Director (as defined in the Charter).
The Board of Directors will consider candidates nominated by any of our stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Bylaws. See “Stockholder Proposals for the 2021 Annual Meeting” for additional information regarding stockholder nominations of director candidates. In addition, the nominating and corporate governance committee may adopt a policy regarding the consideration of any director candidates recommended by our stockholders (excluding the election of Redeemable Preferred Directors by the holder of the Redeemable Preferred Share).
Conflicts Committee
The Board of Directors has a standing conflicts committee, which is currently chaired by Ms. Wenzel and also includes Mr. Joyce. The Board of Directors has determined that all the current members of the conflicts committee are Independent Directors (as defined in the Charter) and are otherwise independent under the Nasdaq Listing Rules.
The conflicts committee did not hold any meetings and did not take any action by written consent during the year ended December 31, 2019.
The conflicts committee charter is available to any stockholder who requests it c/o Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022. The conflicts committee charter is also available on our website at www.HITREIT.com by clicking on “Investor Relations — Corporate Governance.”
The conflicts committee serves as a Brookfield Conflicts Committee under the terms of the Redeemable Preferred Share and has the authority and jurisdiction to review or approve transactions or other matters involving, in the reasonable judgment of the Independent Directors (excluding, for this purpose, any Redeemable Preferred Director), conflict of interest situations between the Company or one or more of its subsidiaries, on the one hand, and the Brookfield Investor or any affiliate thereof, on the other hand. A majority of the Independent Directors (as defined in the Charter) (excluding, for this purpose, any Redeemable Preferred Director) may determine that any discussions, deliberations, decisions or actions involving the SPA, the A&R LPA or any other agreement entered into by the Brookfield Investor or any of its affiliates in connection with the transactions contemplated by the SPA, including matters pertaining to the rights of the Brookfield Investor or any of its affiliates under such agreements, do not constitute a conflict of interest.
In addition, in order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions related to transactions with a Sponsor (as defined in the Charter), an Advisor (as defined in the Charter), any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders. In general, such transactions must be approved by a majority of the directors on the Board of

Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.
To the extent any potential conflict of interest situation or related party transaction that does not fall within the authority and jurisdiction of the conflicts committee comes to the attention of the Board of Directors or any of its members, it will be addressed in accordance with the Charter and as otherwise deemed appropriate by the Board of Directors in light of the circumstances. See “Certain Relationships and Related Transactions — Certain Conflict Resolution Procedures” for further information.
Communications with the Board of Directors
All interested parties (including our stockholders) may communicate with the Board of Directors by sending written communications addressed to Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022, Attention: Jonathan P. Mehlman, Chief Executive Officer and President. Mr. Mehlman will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on our website.
Hedging and Pledging of Company Securities
The Board of Directors has adopted a policy that prohibits directors and employees, including the Company’s executive officers, from engaging in the following transactions: (i) trading in call or put options involving the securities of the Company or any of its subsidiaries (including the OP) and other derivative instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the securities of the Company or any of its subsidiaries (including the OP); (ii) engaging in short sales of securities of the Company or any of its subsidiaries (including the OP); (iii) holding securities of the Company or any of its subsidiaries (including the OP) in a margin account; and (iv) pledging securities of the Company or any of its subsidiaries (including the OP) held individually to secure margin or other loans.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Subject to the rights of the holder of the Redeemable Preferred Share to elect Redeemable Preferred Directors, our directors are elected annually by our stockholders. Each director serves for a term of one year, until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies.
The number of directors on the Board of Directors is currently fixed at seven under the Bylaws, and, pursuant to the terms of the Redeemable Preferred Share, prior approval of at least one Redeemable Preferred Director is required to increase or decrease the authorized number of directors on the Board of Directors. In addition, if the OP fails to redeem Class C Units when required to do so pursuant to the terms of A&R LPA, beginning three months after such failure and until all Class C Units have been so redeemed, the holder of the Redeemable Preferred Share will have the right to increase the size of the Board of Directors by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the Board of Directors and fill the vacancies created thereby, subject to compliance with the provisions of the Charter requiring at least a majority of our directors to be Independent Directors (as defined in the Charter).
Pursuant to its rights as the holder of the Redeemable Preferred Share, the Brookfield Investor delivered a written consent in connection with the Annual Meeting electing Bruce G. Wiles, the Chairman of the Board of Directors, and Lowell G. Baron, as Redeemable Preferred Directors.
Following a recommendation by the nominating and corporate governance committee, the Board of Directors has proposed the following nominees for election as directors, each to serve for a term of one year, until our 2021 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Edward A. Glickman, Stephen P. Joyce, Jonathan P. Mehlman, Stanley R. Perla and Abby M. Wenzel. Prior to being nominated in connection with the Annual Meeting, Messrs. Glickman and Joyce were approved as Approved Independent Directors by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share.
Each Redeemable Preferred Director and nominee currently serves as a director for a term ending at the Annual Meeting, with each of Messrs. Wiles and Baron having been elected by the Brookfield Investor in connection with our 2019 annual meeting of stockholders, and each of Messrs. Glickman, Joyce, Mehlman and Perla and Ms. Wenzel having been elected by our stockholders at our 2019 annual meeting of stockholders. There are no familial relationships between any of our directors and executive officers.
There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock and the sole outstanding Redeemable Preferred Share, voting as a single class, who are present in person or by proxy at the Annual Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes, if any, will count toward the presence of a quorum but will have the same effect as votes cast against each director.
We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Directors
The table set forth below lists the names and ages of each of the nominees and the Redeemable Preferred Directors as of the date of this Proxy Statement and the position and office that each nominee or Redeemable Preferred Director currently holds with the Company and on the Board of Directors, including committee positions:
Name	Age	Position
Bruce G. Wiles	68	Redeemable Preferred Director; Chairman of the Board of Directors; Chairman of Nominating and Corporate Governance Committee
Lowell G. Baron	44	Redeemable Preferred Director; Chairman of Compensation Committee
Edward A. Glickman	63	Independent Director; Member of Audit Committee and Compensation Committee
Stephen P. Joyce	60	Independent Director; Member of Compensation Committee and Conflicts Committee
Jonathan P. Mehlman	53	Director; Chief Executive Officer and President
Stanley R. Perla	77	Independent Director; Chairman of Audit Committee; Member of Nominating and Corporate Governance Committee
Abby M. Wenzel	60	Independent Director; Chairwoman of Conflicts Committee; Member of Audit Committee
Business Experience of Directors
Bruce G. Wiles
Bruce G. Wiles was elected to the Board of Directors as a Redeemable Preferred Director by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share in connection with the Initial Closing in March 2017 and was also then appointed as Chairman of the Board of Directors and the nominating and corporate governance committee. Mr. Wiles currently serves as a Senior Advisor for Brookfield Property Group’s lodging investment platform (“BPG Hospitality”), a subsidiary of Brookfield Asset Management, Inc. (“BAM”) and an affiliate of the Brookfield Investor. He previously served until April 2019, as a Managing Partner at BPG Hospitality, and as the president and chief operating officer of Thayer Lodging Group LLC, a Brookfield Company (“Thayer Lodging”), a subsidiary of BAM and also an affiliate of the Brookfield Investor. He had held these positions since the acquisition of Thayer Lodging Group Inc. and Thayer Advisory Group LLC (collectively, “Legacy Thayer”) by BAM. BAM is one of the world’s largest investment managers and globally manages assets of over $250 billion with most of those assets invested in commercial real estate. BPG Hospitality, on behalf of BAM’s private funds, acquires hotels in the U.S., Canada and Mexico. In his role as a Senior Advisor, Mr. Wiles is active in the development and execution of BAM’s hotel investment program. BPG Hospitality is one of North America’s largest and most active hotel investors.
Previously, while a Managing Partner at BPG Hospitality, Mr. Wiles’ duties included advising on the management of all of its operating teams including Development, Asset and Hotel Management and Finance. Mr. Wiles also served as a Managing Director of Legacy Thayer as well as its President and Chief Operating Officer. Bruce Wiles is one of three named principals of the current Legacy Thayer sponsored hotel investment funds. Mr. Wiles joined Legacy Thayer in May 2007. He is also a senior advisor to Thayer Ventures, a venture capital fund with a focus on travel and hospitality. Mr. Wiles also served as the Chief Executive Officer of Hotel Acquisition Company (“HAC”), a joint venture between Legacy Thayer and Jin Jiang International Hotel Group, China’s largest hotel company. Mr. Wiles served in this role from May 2010 through May 2016. HAC owned Interstate Hotels & Resorts, LLC (“Interstate”), a leading independent manager of hotels that also managed certain of our hotels until early in April 2017. Mr. Wiles was a member of the Board of Directors and the Lead Director of Interstate. HAC sold Interstate in May 2016, and Mr. Wiles currently serves as the Chief Executive Officer of the successor entity which holds assets not conveyed in the sale of Interstate which were primarily hotels, all of which have subsequently been sold.
We believe that Mr. Wiles’ role as a Senior Advisor at BPG Hospitality, his current and prior experience with BPG Hospitality and Thayer Lodging (including Interstate) and his expertise and experience in multiple aspects of the hospitality industry and in real estate investment make him a valuable and well qualified member of the Board of Directors.

Lowell G. Baron
Lowell G. Baron was elected to the Board of Directors as a Redeemable Preferred Director by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share in connection with the Initial Closing in March 2017 and was also then appointed as chairman of the compensation committee. Mr. Baron currently serves as Managing Partner at BAM and Chief Investment Officer of its global real estate business. Mr. Baron joined BAM in 2005, and has previously held various senior positions there, including leading BAM’s U.S. real estate investing activities, and responsibility for BAM’s multifamily and hospitality businesses.
Prior to joining BAM, Mr. Baron worked for Deutsche Bank for nine years focused on both real estate private equity and investment banking. He has over 20 years of real estate experience. Mr. Baron received a Bachelor of Science degree in finance from Yeshiva University.
We believe that Mr. Baron’s role as a Managing Partner at BAM and Chief Investment Officer of its real estate business and his current and prior experience in real estate business development and investment, as well as his experience in the hospitality industry, make him a valuable and well qualified member of the Board of Directors.
Edward A. Glickman
Edward A. Glickman was elected to the Board of Directors, following approval as an Approved Independent Director by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share, in connection with the Initial Closing in March 2017 and was also then appointed as a member of the audit committee and the compensation committee. Mr. Glickman has served as the Executive Chairman of AIP Asset Management US since 2013. Mr. Glickman has served as an Investment Professional, with a focus on real estate investments, at Miller Investment Management, LP since 2015. Mr. Glickman served as the Executive Director of the Center for Real Estate Finance Research and Clinical Professor of Finance at New York University Stern School of Business from 2012 until 2015. He also holds an adjunct appointment at Drexel University’s LeBow College of Business. Mr. Glickman was President, Chief Operating Officer, and Trustee of the Pennsylvania Real Estate Investment Trust (“PREIT”) (NYSE: PEI), a real estate investment trust focused on shopping malls, from 2004 until 2012 and was Executive Vice President and Chief Financial Officer of PREIT from 1997 to 2004. Mr. Glickman joined PREIT after it acquired The Rubin Organization, a closely held real estate company, where he had served as Chief Financial Officer. Mr. Glickman served as Executive Vice President and Chief Financial Officer of Presidential Realty Corporation (OTCQB: PDNLP), a real estate investment trust focused on apartment units, from 1989 to 1993. Prior to this, Mr. Glickman was an investment banker with Shearson Lehman Brothers and Smith Barney. Mr. Glickman is a Fellow of the Royal Institution of Chartered Surveyors, a Certified Treasury Professional and holds a number of FINRA designations. He serves as a senior advisor to Econsult Solutions, Inc. He serves on the Board of Equity Commonwealth (NYSE: EQC), the Temple University Health System and The Fox Chase Cancer Center. He was formerly Chairman of The Kimmel Cancer Center at Jefferson University and a member of the Real Estate Roundtable where he was the Co-Chair of the Homeland Security Committee. Mr. Glickman received a B.S. from the Wharton School of Business, the University of Pennsylvania, a Bachelor of Applied Science from the College of Engineering and Applied Science, the University of Pennsylvania, and an M.B.A. from the Harvard Graduate School of Business Administration.
We believe that Mr. Glickman’s academic experience and his experience as a director, executive and advisor of the companies and organizations described above, as well as his experience and expertise in the real estate and financial services industries and his deep understanding of public and private capital markets, make him a valuable and well qualified member of the Board of Directors.
Stephen P. Joyce
Stephen P. Joyce was elected to the Board of Directors, following approval as an Approved Independent Director by the Brookfield Investor pursuant to its rights as the holder of the Redeemable Preferred Share, in connection with the Initial Closing in March 2017 and was also then appointed as a member of the compensation committee and the conflicts committee. Mr. Joyce has served as Chief Executive Officer of Dine Brands Global, Inc. (formerly known as DineEquity, Inc.) (NYSE: DIN), one of the largest full-service restaurant companies in the world, since September 2017, and as a member of its board of directors since February 2012. Since April 2020, he has served on the board of directors of RE/MAX Holdings, Inc. (NYSE: RMAX), one of the world's leading franchisors in the real estate industry. From 2008 until September 2017, he served as president and chief executive officer, and a member of the board of directors, of Choice Hotels International, Inc. (NYSE: CHH), a publicly-traded lodging franchisor. From 1982 to 2008, Mr. Joyce was with Marriott International, Inc., where he attained the role of executive vice president, global development/owner and franchise services, in addition to holding other leadership positions.
We believe that Mr. Joyce’s experience as a director and executive of the companies described above, as well as his experience and expertise in the hospitality industry, make him a valuable and well qualified member of the Board of Directors.
Jonathan P. Mehlman
Jonathan P. Mehlman was elected to the Board of Directors at the Initial Closing in March 2017 and has served as our chief executive officer and president since December 2014. Previously, Mr. Mehlman served as executive vice president and chief investment officer of the Company from its formation in July 2013 until December 2014. Mr. Mehlman has 22 years of experience in the real estate investment banking and capital markets with significant focus in the hospitality sector. Within the real estate industry, Mr. Mehlman has acted as a Mergers and Acquisitions advisor, investment banker and lender and has many years of experience coordinating transaction activity for public and private global hotel brands and U.S. hotel REITs. From August 2012 until January 2013, Mr. Mehlman was co-head of the real estate advisory group at KPMG before joining AR Capital, LLC (“AR Capital”), the predecessor to AR Global Investments, LLC (“AR Global”), in January 2013 as an executive vice president and managing director. During his tenure as an executive officer of the Company until the Initial Closing in March 2017, when we transitioned to self-management, Mr. Mehlman also served in the same capacity as an executive officer of the Company’s former external advisor, American Realty Capital Hospitality Advisors, LLC (the “Former Advisor”), and the Company’s former property manager, American Realty Capital Hospitality Properties, LLC (the “Former Property Manager”). From September 2009 through August 2011, Mr. Mehlman was co-head of the lodging and gaming investment banking business for Citadel Securities. From August 2008 to September 2009, Mr. Mehlman served as head of the real estate advisory group at HSBC. From 2005 to 2008, Mr. Mehlman led the hospitality investment banking effort for Citigroup Global Markets. From 1993 to 2005, he worked at Deutsche Bank Securities and its predecessor company, Bankers Trust Company, in the real estate investment banking group, specializing in the business development and client coverage within the hospitality sector and for real estate private equity sponsors. Since December 2019, Mr. Mehlman has served on the board of directors of BioEnergy Development Group, a private bioenergy company that is a developer in the design, construction and operation of anaerobic digestor facilities in the United States. Mr. Mehlman received his bachelor of arts in history of art from the University of Michigan as well as a master in business administration with a focus in real estate and finance from the University of North Carolina.
We believe that Mr. Mehlman’s current role as our chief executive officer and president, as well as his experience and expertise in real estate investment banking and capital markets with significant focus in the hospitality sector, make him a valuable and well qualified member of the Board of Directors.
Stanley R. Perla
Stanley R. Perla has served as an independent director since January 2014. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of GTJ REIT, Inc. since January 2013. Mr. Perla has also served as an independent director of American Finance Trust, Inc. (formerly known as American Realty Capital Trust V, Inc.) since April 2013. Mr. Perla previously served as a trustee of American Real Estate Income Fund from May 2012 until

August 2016, and as an independent director of American Realty Capital Global Trust II, Inc. from August 2014 until December 2016. Mr. Perla previously served as a director and chair of the audit committee for Madison Harbor Balanced Strategies, Inc. from January 2004 to June 2017, American Mortgage Acceptance Company from January 2004 to April 2010, and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College.
We believe that Mr. Perla’s extensive experience as partner at Ernst & Young LLP, as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as a director of the companies described above and his over 40 years of experience in real estate, make him a valuable and well qualified member of the Board of Directors.
Abby M. Wenzel
Abby M. Wenzel has served as an independent director since September 2013. Ms. Wenzel was a shareholder of the law firm of Cozen O’Connor, resident in the New York office, as a member in the Business Law Department, from April 2009 until her retirement in June 2019. From January 2014 until January 2019, Ms. Wenzel served as co-chair of Cozen O’Connor Real Estate Group. Ms. Wenzel has extensive experience representing developers, funds and investors in connection with their acquisition, disposition, ownership, use, and financing of real estate. Ms. Wenzel also practiced in the capital markets practice area, focusing on capital markets, finance and sale-leaseback transactions. She has represented commercial banks, investment banks, debt funds, insurance companies, and other financial institutions, as well as the equity owners, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented both lenders and equity owners in connection with complex multiproperty/multistate corporate sales. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel has served as an independent director of New York City REIT, Inc. (f/k/a American Realty Capital New York City REIT, Inc.) since March 2014 and as an independent director of Global Net Lease, Inc. (NYSE: GNL) since March 2012. Ms. Wenzel previously served as independent director of American Realty Capital Trust IV, Inc. from May 2012 until the close of the merger of American Realty Capital Trust IV, Inc. with American Realty Capital Properties, Inc. (n/k/a VEREIT, Inc., “VEREIT”) in January 2014. Until June 2019, Ms. Wenzel served as a trustee on the board of Community Service Society, a 175-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel served as a member of the audit committee for Community Service Society and chaired the audit committee from 2012 through June 2017. From 2014 until April 2019, Ms. Wenzel also served as a trustee on the board of The Citizen’s Budget Commission, a nonpartisan, nonprofit civic organization, founded in 1932, whose mission is to achieve constructive change in the finances and services of New York City and New York State government. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University.
We believe that Ms. Wenzel’s experience as a director of the companies described above and her experience representing clients in connection with their acquisition, disposition, ownership, use, and financing of real estate make her a valuable and well qualified member of the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EDWARD A. GLICKMAN, STEPHEN P. JOYCE, JONATHAN P. MEHLMAN, STANLEY R. PERLA AND ABBY M. WENZEL AS MEMBERS OF THE BOARD OF DIRECTORS, EACH TO SERVE FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2021 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.
Compensation of Directors
Our director compensation policy, which became effective at the Initial Closing, applies to all directors who are not employees of the Company. Mr. Mehlman, as an employee of the Company, does not receive any compensation for his service on the Board of Directors. All other directors receive cash compensation and equity compensation which is in the form of restricted shares of Common Stock (“restricted shares”) for Messrs. Baron and Wiles, the Redeemable Preferred Directors, and in the form of restricted stock units in respect of shares of Common Stock (“RSUs”) for all other directors.

The Redeemable Preferred Directors have entered into a Compensation Payment Agreement with us and an affiliate of the Brookfield Investor, pursuant to which we have agreed to pay any compensation (of any form, other than any RSUs) that would otherwise have been payable by us to Mr. Baron or Mr. Wiles to the affiliate of the Brookfield Investor rather than to Mr. Baron or Mr. Wiles.
Cash Retainers
Under our director compensation policy, directors are paid an annual cash retainer in the amount of $100,000 as consideration for their time and efforts in serving on the Board of Directors. The chairs of the audit committee and compensation committee each receive an additional cash retainer of $15,000, while the chairs of the nominating and corporate governance committee and conflicts committee each receive an additional cash retainer of $10,000. Members of the audit committee other than the chair each receive an additional cash retainer of $5,000, while members of the compensation committee, nominating and corporate governance committee and conflicts committee each receive an additional cash retainer of $2,500. There are no additional fees paid for attending Board or committee meetings. Directors may be offered an election to receive all or any portion of their cash retainers in vested shares of Common Stock or RSUs in lieu of cash.
During 2018, the Board of Directors established a special litigation committee (the “SLC”) to investigate claims made by two stockholders that the Former Advisor, the Former Property Manager, various affiliates of those entities, and certain current and former directors and officers of the Company, have harmed the Company and its stockholders. The SLC is comprised of the following two independent directors: Messrs. Glickman and Joyce. The Board of Directors has approved compensation payable to the SLC members for their services on such committee. In May 2018, the Board of Directors approved a cash payment of $25,000 to each committee member, payable in two equal installments on June 15, 2018 and September 15, 2018. In November 2018, the Board of Directors approved an additional cash payment of $25,000 to each committee member, payable on November 15, 2018. In June 2019, the Board of Directors approved an additional cash payment of $25,000 to each committee member, payable on June 30, 2019.
Equity Awards
Pursuant to our director compensation policy, each of our non-employee directors receives, on the first business day in July of each year, an award of either RSUs or restricted shares (as determined by the Board of Directors on the date of grant) having an aggregate value of $50,000, based on the estimated net asset value of a share of Common Stock (“Estimated Per-Share NAV”) effective on the date of grant. These RSUs or restricted shares are issued as awards pursuant to the Company’s Amended and Restated Employee and Director Incentive Restricted Share Plan (the “A&R RSP”), and they vest on the earlier of the date of the annual meeting in the year following the year in which the grant date occurs and the first anniversary of the date of grant, in each case, subject to continued service on the Board of Directors through the vesting date. If a director resigns prior to any vesting date, the director would forfeit all unvested RSUs or restricted shares for no consideration. Vesting of RSUs or restricted shares would accelerate upon a Change in Control (as defined in the A&R RSP). Unless deferred pursuant to a timely election under a deferred compensation arrangement approved by the Board of Directors, vested RSUs are settled in shares of Common Stock on the earlier of the date of the termination of their service to the Board of Directors, a “change in control event” within the meaning of Section 409A of the Code, and the calendar year in which the third anniversary following vesting occurs.
Reimbursements and Other Fees
We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees in accordance with our expense reimbursement policies.

2019 Director Compensation
	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Compensation ($)
Abby M. Wenzel	115,000	37,514(1)	—	—	—	—	152,514
Stanley R. Perla	117,500	37,514(1)	—	—	—	—	155,014
Edward A. Glickman	132,500	37,514(1)	—	—	—	—	170,014
Stephen P. Joyce	130,000	37,514(1)	—	—	—	—	167,514
Jonathan P. Mehlman	—	—	—	—	—	—	—
Bruce G. Wiles(2)	110,000	37,514(3)	—	—	—	—	147,514
Lowell G. Baron(2)	115,000	37,514(3)	—	—	—	—	152,514
(1)
Includes annual award of 5,429 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $6.91. RSUs vest in full on the earlier of (i) the date of the 2020 annual meeting of the Board of Directors; or (ii) July 1, 2020. As of December 31, 2019, Ms. Wenzel and Mr. Perla each held 6,254 unvested RSUs and Messrs. Glickman and Joyce each held 5,429 unvested RSUs.

(2)	All compensation payable to Messrs. Wiles and Baron was paid to an affiliate of the Brookfield Investor, pursuant to the Compensation Payment Agreement.
(3)
Includes annual award of 5,429 restricted shares at grant date fair value computed in accordance with FASB ASC Topic 718 of $6.91. The restricted shares are owned by an affiliate of the Brookfield Investor and vest in full on the earlier of (i) the date of the 2020 annual meeting of the Board of Directors; or (ii) July 1, 2020.

COMPENSATION AND OTHER INFORMATION CONCERNING
EXECUTIVE OFFICERS
Executive Officers
The following table presents certain information as of the date of this Proxy Statement concerning each of our executive officers:
Name	Age	Positions Held
Jonathan P. Mehlman	53	Director, Chief Executive Officer and President
Bruce A. Riggins	48	Chief Financial Officer and Treasurer
Paul C. Hughes	52	General Counsel and Secretary
Jonathan P. Mehlman
Please see “Proposal No. 1 — Election of Directors — Business Experience of Directors” for biographical information about Mr. Mehlman.
Bruce A. Riggins
Mr. Riggins has served as our chief financial officer and treasurer since May 2019. Previously, he served as chief operating officer for Skyline Investments, a Canadian investment company listed on the Tel Aviv Stock Exchange that owns hotels and resorts in the United States and Canada, from February 2018 until May 2019. Prior to that, he served as a principal at GemStar Ventures, a real estate consulting firm, from October 2016 until December 2017. From January 2011 until April 2016, he served as chief financial officer at LaSalle Hotel Properties, a New York Stock Exchange (“NYSE”) listed REIT that owned full-service hotels until it merged with Pebblebrook Hotel Trust in November 2018. From April 2006 to January 2011, Mr. Riggins served as chief financial officer of Interstate Hotels & Resorts, Inc., a hotel management company that was publicly traded on the NYSE until 2010. From July 2005 to April 2006, Mr. Riggins was chief financial officer for Innkeepers USA Trust, a NYSE-listed REIT that owned select-service hotels until it was sold to Apollo Investment Corporation in June 2007. Prior to joining Innkeepers USA Trust, Mr. Riggins served in various financial roles at Interstate Hotels & Resorts, Inc. and MeriStar Hospitality Corporation. Mr. Riggins began his career at Deloitte & Touche LLP where he worked from 1994 until 1998. Mr. Riggins received a B.S. from Virginia Polytechnic Institute and State University (Virginia Tech).
Paul C. Hughes
In connection with the Initial Closing in March 2017, Paul C. Hughes was elected as our general counsel and secretary. Previously, Mr. Hughes served as Senior Vice President, Counsel – Hospitality and had worked at AR Global since November 2013. Prior to joining AR Capital, the predecessor to AR Global, Mr. Hughes served as vice president, general counsel and corporate secretary of CapLease, Inc. (“CapLease”), a NYSE-listed REIT, from January 2005 until the consummation, in November 2013, of the merger of CapLease with and into VEREIT, a Nasdaq-listed REIT which was then externally advised by an affiliate of AR Capital. Prior to joining CapLease, Mr. Hughes was an attorney practicing in the area of corporate and securities matters at Hunton & Williams LLP from September 2000 until January 2005, and at Parker Chapin LLP from September 1997 until September 2000. Mr. Hughes is also a certified public accountant and was employed by Grant Thornton LLP from January 1989 until June 1997. Mr. Hughes earned his JD (Summa Cum Laude) from New York Law School and his B.S. from Lehigh University.

Compensation Discussion and Analysis
The following section describes the objectives and features of our executive compensation program for our named executive officers. For 2019, our named executive officers were as follows:
Name	Title
Jonathan P. Mehlman	Chief Executive Officer and President
Bruce A. Riggins(1)	Chief Financial Officer and Treasurer
Paul C. Hughes	General Counsel and Secretary
Edward T. Hoganson(2)	Former Chief Financial Officer and Treasurer
(1)	Mr. Riggins was appointed Chief Financial Officer and Treasurer effective May 28, 2019.
(2)	Mr. Hoganson served as Chief Financial Officer and Treasurer from the Initial Closing until his resignation effective May 28, 2019.
General Philosophy and Objectives
Our executive compensation program includes three primary components: base salary, an annual cash bonus and an annual LTIP award. The Company’s executive compensation philosophy focuses on attracting, motivating and retaining a superior management team that can maximize stockholder value. The compensation arrangements are designed to reward our named executive officers for performance, measured by financial and other metrics that the Company believes will enhance stockholder value, and to pay our named executive officers at levels that the compensation committee believes to be competitive with other public hospitality REITs. The compensation arrangements consist of both base salary and incentive compensation, payable partly in cash and partly in equity, subject to time-based and performance-based vesting conditions. This program is intended to incentivize our named executive officers to manage the Company in a prudent manner without encouraging unnecessary risk-taking, as well as align executive compensation with the interests of the Company’s stockholders over multi-year performance and vesting periods that encourage the retention of key talent. The compensation committee believes the best way to maintain the alliance of management and stockholder objectives is to have a significant component of executive compensation tied to achievement of goals based on key performance metrics. The performance goals are set at competitive levels which are intended to be challenging but are believed to be achievable. The allocation between short-term and long-term and cash and equity compensation is in accordance with the employment agreements with our named executive officers (the agreements have been amended to date, and are collectively referred to herein as the “Employment Agreements” and described below under “—Employment Agreements”), and the compensation committee believes it is consistent with other public hospitality REITs. The compensation committee reviews the components of our executive compensation program annually to ensure that they continue to meet the evolving needs of the Company.
Compensation Decision-Making Process
Role of the Board of Directors and the Compensation Committee
The Board of Directors established the compensation committee in March 2017 in connection with the Initial Closing and our concurrent transition to self-management. At that time, certain employees of our former external advisor, American Realty Capital Hospitality Advisors, LLC (the “Former Advisor”), or its affiliates, who had been involved in the management of our day-to-day operations, including all of our named executive officers, became employees of the Company and the advisory agreement with the Former Advisor was terminated. Prior to that time, we had no employees and depended on the Former Advisor and its affiliates to manage our affairs on a day-to-day basis and perform essential services, and we did not determine the compensation payable to our named executive officers by the Former Advisor or its affiliates. As a result, we did not have, and the Board of Directors had not considered, a compensation policy or program for our named executive officers. Prior to the Initial Closing, a special compensation committee comprised of independent directors approved the Employment Agreements and was thereafter effectively replaced and superseded in all respects by the compensation committee upon its establishment effective as of the Initial Closing.
Our compensation committee is comprised of three directors: Messrs. Baron (Chairman and one of the Redeemable Preferred Directors), Glickman and Joyce. In general, for so long as the Redeemable Preferred Share is outstanding and the compensation committee contains at least one Redeemable Preferred Director, the compensation committee’s overall responsibility includes discharging the responsibilities of the Board of

Directors relating to compensation of executive officers and to review, evaluate and approve any action related to the compensation of our executive officers (or any other officer or other member of management of earning total annual base salary cash compensation in an amount equal to or greater than $300,000) that requires the prior approval of at least one Redeemable Preferred Director. Under the terms of the Redeemable Preferred Share, prior approval of at least one Redeemable Preferred Director is required with respect to actions regarding the terms of employment and compensation of any of our executive officers (or any other officer or other member of management earning total annual base salary cash compensation in an amount equal to or greater than $300,000) except to the extent specifically set forth in the Annual Business Plan or to the extent required by the Employment Agreements. These and other responsibilities of the compensation committee are set forth in its charter. See “Corporate Governance — Committees — Compensation Committee.”
Under the terms of the Employment Agreements, determinations regarding annual compensation (i.e. review of annual base salary, establishment of performance goals and determination of achievement of performance goals) may be made by either the Board of Directors or the compensation committee. During the term of the Employment Agreements, the compensation committee has generally made all such determinations, and the Company expects the compensation committee will continue to play this role with respect to future determinations. Therefore, references to decisions to be made regarding annual compensation that may be made by the compensation committee or the Board of Directors under the Employment Agreements are generally attributed to the compensation committee alone in this “—Compensation Discussion and Analysis” section.
Role of the Chief Executive Officer
Mr. Mehlman, in his capacity as our chief executive officer, is consulted by the compensation committee with respect to the performance goals utilized in determining the annual cash bonus and the annual LTIP awards.
Mr. Mehlman, who is also a member of the Board of Directors, may also participate in compensation-related decisions in that capacity. To the extent that any discussions are held regarding Mr. Mehlman’s own compensation, Mr. Mehlman generally will recuse himself from any such discussion and not participate in any resulting decisions. Our executive officers, including Mr. Mehlman, have historically developed proposals and provided information and analysis to the compensation committee as part of the process whereby the compensation committee establishes and makes decisions with respect to achievement of the performance goals utilized in determining the annual cash bonuses and the annual LTIP awards.
Role of Compensation Consultant
AETHOS is our “compensation consultant of record” and was initially engaged by the Company as a compensation consultant to provide analysis and make recommendations to our independent directors and assist and advise them in connection with structuring and negotiating the Employment Agreements that became effective at the Initial Closing in March 2017, and the analysis and recommendations provided served as the basis for the terms of the Employment Agreements that became effective following the Initial Closing. Subsequent to the Initial Closing, and during 2019, AETHOS has continued to assist and advise the compensation committee in connection with executive compensation-related matters, including the compensation committee’s establishment of the performance goals utilized in determining the annual cash bonuses and the annual LTIP awards, the compensation committee’s decisions with respect to achievement of those performance goals, terms of (and amendments to) the Employment Agreements and the establishment of performance goals related to the grant, earning and vesting of the annual LTIP awards.
During 2019, the compensation committee discussed and considered amendments to the structure of the annual LTIP award to introduce a performance-vesting component. To assist in this process, AETHOS provided the compensation committee with analysis of long-term incentive equity award practices at the following 13 public hotel REITs:
•	Chatham Lodging Trust	•	Host Hotels & Resorts, Inc.	•	RLJ Lodging Trust
•	Chesapeake Lodging Trust	•	LaSalle Hotel Properties(1)	•	Ryman Hospitality Properties, Inc.
•	Diamondrock Hospitality Co.	•	Park Hotels & Resorts Inc.	•	Summit Hotel Properties, Inc.
•	Hersha Hospitality Trust	•	Pebblebrook Hotel Trust	•	Sunstone Hotel Investors, Inc.
				•	Xenia Hotels & Resorts, Inc.
(1)	Acquired by Pebblebrook Hotel Trust in November 2018.

Based on this analysis, AETHOS recommended that 50% of the restructured annual LTIP award should vest based on time only and 50% based on performance over time compared to goals established by the compensation committee, subject to threshold, target and a maximum levels of achievement, and that vesting should be over a three-year period. See “—Elements of Named Executive Officer Compensation— Annual LTIP Awards” for further details.
Advisory Vote on Named Executive Compensation and Frequency of the Stockholder Vote on Executive Compensation
Because we were an “emerging growth company” until December 31, 2019, this is the first year in which we will hold a non-binding stockholder advisory vote on compensation of our named executive officers and a non-binding stockholder advisory vote on the frequency of non-binding stockholder advisory votes on compensation of our named executive officers.
Elements of Named Executive Officer Compensation
The three primary components of our named executive officer compensation program are base salary, annual cash bonus and annual LTIP awards. Starting with the annual LTIP award granted for the year ended December 31, 2019, (i) 50% of the annual LTIP award consists of RSUs that vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued employment through the applicable vesting date (“Time-Vesting RSUs”), and (ii) the remaining 50% of the annual LTIP award consists of RSUs that may be earned and become vested based on Company performance over a three-year performance period (the “Performance-Vesting RSUs”), with the actual number of Performance-Vesting RSUs vested and earned determined after the performance period by the Board of Directors or the compensation committee in its sole discretion based on the achievement of Company performance goals established by the Board of Directors or the compensation committee after consultation with the chief executive officer, and subject to continued employment through the applicable vesting date.
The objective of the base salary component of our named executive officer compensation program is to pay fixed cash compensation set at a level reflective of each named executive officer’s performance, market conditions, and competitive rates. The objective of the annual cash bonus component of our named executive officer compensation program is to pay performance-based cash incentives that reward achievement of annual performance goals. The objective of the annual LTIP award is to award equity incentives that align named executive officer compensation with the interests of the Company’s stockholders over multi-year performance and vesting periods that encourage the retention of key talent. Because the same annual performance goals have historically been used to determine the amount of the annual cash bonus paid and the number of RSUs granted as part of the annual LTIP award, the objective of the annual LTIP award component of our named executive officer compensation program is also to reward achievement of annual performance goals. The performance goals that relate to the vesting and earning of the Performance-Vesting RSUs, however, relate to a three-year performance period commencing at the beginning of the year following the year to which the applicable annual LTIP award relates, and thus relate not only to past performance but also to future performance.
Base Salary
Each named executive officer is entitled to receive a base salary pursuant to the Employment Agreements, subject to annual review by the compensation committee.
In February 2019, the compensation committee approved an increase to the annual base salaries of the named executive officers by 1.5%, as shown in the table below.
Name	2019 Base Salary(1)	2018 Base Salary(2)	Percentage Increase
Jonathan P. Mehlman	$784,088	$772,500	1.5%
Edward T. Hoganson(3)	$392,044	$386,250	1.5%
Bruce A. Riggins(3)	$375,000	—	—
Paul C. Hughes	$392,044	$386,250	1.5%
(1)	Effective April 1, 2019.
(2)	Effective April 1, 2018.
(3)	Mr. Hoganson served as Chief Financial Officer and Treasurer from the Initial Closing until his resignation, when Mr. Riggins replaced Mr. Hoganson, effective May 28, 2019.

In determining these base salary increases, the compensation committee considered each named executive officer’s individual performance, the Company’s overall performance, and overall market conditions.
2019 Performance Goals
During August 2019, our compensation committee established the annual performance goals for 2019 which are set forth in more detail in the table below. Consistent with prior practice, the same goals were established for determining both the amount of the annual cash bonus paid and the number of RSUs granted as part of the annual LTIP award for all our named executive officers, including with respect to weighting. The 2019 annual performance goals were in the same categories as the 2018 annual performance goals, except that the weighting of the “Corporate EBITDA” goal was increased to 50%, from 45%, and the weighting of the “Return on Investment – PIPs” goal was decreased to 5%, from 10%.
The performance goals are set at competitive levels which are intended to be challenging but are believed to be achievable. The performance goals were generally based on the annual operating and capital budget included as part of the Annual Business Plan for 2019 (the “2019 Annual Business Plan”), which was previously approved by the Board of Directors, including at least one of the Redeemable Preferred Directors in accordance with the terms of the Redeemable Preferred Share. These performance goals were intended to incentivize the execution of the Company’s strategies for improving corporate earnings and hotel operating performance during 2019. Each goal was given a weighting which took into consideration the significance of the goal to the Company’s strategies.
During February 2020, our compensation committee determined the achievement with respect to these goals based on actual Company results during 2019 as set forth in more detail in the table below.
Performance Goal	Weight	Threshold	Target	Maximum	Actual Company Result
Corporate EBITDA(1)(2) as compared to budget in 2019 Annual Business Plan	50%	92.0%	100.0%	108.0%	99.82%

RevPAR penetration index relative to prior year(3)(4)	35%	(5.0%)	0.0%	5.0%	2.6%

Hotel Capital Investments

Total time/cost of PIPs, as compared to 2019 Annual Business Plan(5)	5%	Materially behind schedule/ over budget	On time and on budget	Acceleration of additional hotel renovations	On time and on budget

Total cost of FF&E (i.e. capital expenditures other than PIPs), as compared to 2019 Annual Business Plan(5)	5%	Materially behind schedule/ over budget	On time and on budget	Acceleration of additional hotel renovations	On time and on budget

Return on investment — PIPs(6)(7)	5%	4.0%	8.25%	12.5%	7.49%
(1)	Measured based on hotels owned by the Company as of January 1, 2019 and December 31, 2019, excluding hotels that were under contract to be sold as of December 31, 2019.
(2)
Corporate EBITDA reflects hotel earnings before interest, taxes, depreciation and amortization (“Hotel EBITDA”) less total general and administrative expenses, as adjusted. Hotel EBITDA is a non-GAAP financial measure which excludes the effect of expenses not related to operating hotels and non-cash charges. Hotel EBITDA can be reconciled to GAAP by adjusting net loss and comprehensive loss (in accordance with GAAP) to exclude depreciation and amortization, impairment of goodwill and long-lived assets, interest expense, transaction related costs, other income or expense, gain on sale of assets (net), equity in earnings of unconsolidated entities and general and administrative expenses. Additionally, Hotel EBITDA for this purpose is different from Hotel EBITDA as disclosed in the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. For these purposes, general and administrative expenses are further adjusted to exclude legal and other costs related to stockholder derivative litigation and other one-time transaction related and other costs. Additionally, certain items are classified in the same manner the Company classifies such items for annual budget purposes, which is different than how such items would be classified under GAAP.

(3)
Measured based on hotels owned by the Company as of December 31, 2019, excluding (i) hotels that were under contract to be sold as of December 31, 2019, and (ii) performance at hotels during any period when such hotels were under PIP renovation during 2019.

(4)
RevPAR penetration index represents revenue per available room (“RevPAR”) at each of the measured hotels for the period divided by the RevPAR for the applicable hotel’s competitive set as reported by STR, Inc. (“STR”) for the period.

(5)
Measured based on hotels owned by the Company as of January 1, 2019 with PIP projects (i) that were already underway at the start of and completed during 2019, or (ii) that commenced and completed during 2019.

(6)
Measured based on hotels owned by the Company as of January 1, 2019 with PIP projects (i) that were already underway at the start of and completed during 2018, or (ii) that commenced and were completed during 2018.

(7)
Return on investment — PIPs represents hotel net operating income (“Hotel NOI”) in the first full year after the PIP renovation has been completed less estimated Hotel NOI if the hotel had not been renovated, divided by actual PIP renovation cost. Hotel NOI represents Hotel EBITDA calculated as described in footnote (2) for the applicable hotel less amounts contributed to FF&E reserves for such hotel.

Annual Cash Bonus
Each named executive officer is eligible to receive an annual cash bonus. Pursuant to the Employment Agreements, the actual amount of the annual cash bonus is determined by the Board of Directors or the compensation committee in its sole discretion based on the achievement of individual and Company performance goals established by the Board of Directors or the compensation committee, after consultation with the Company’s chief executive officer. The Employment Agreements also establish levels of threshold, target and maximum annual cash bonus, each equal to a percentage of the named executive officer’s base salary. For performance between threshold and target levels, or target and maximum levels, the amount of the actual award is calculated by linear interpolation; for performance below threshold, no award would be made. The actual payment of the annual cash bonus is made by February 15 in the year following the year to which the annual cash bonus relates, subject to the named executive officer’s continued employment through the date of payment.
The annual cash bonus opportunity ranges for each of our named executive officers, and the actual cash bonus earned based on the compensation committee’s determination of achievement of the 2019 annual performance goals discussed above and paid for each of our named executive officers for 2019, as a percentage of base salary and in total, are set forth below.
	Annual Cash Bonus Opportunity			2019 Actual Cash Bonus
	(% of Base Salary)
Name	Threshold	Target	Maximum	% of Base Salary	2019 Actual Cash Bonus
Jonathan P. Mehlman	67%	130%	225%	146%	$1,144,792
Bruce A. Riggins	50%	75%	150%	53.3%(1)	$200,000(1)
Paul C. Hughes	50%	75%	150%	88.1%	$345,545
(1)	Pursuant to the Company’s Employment Agreement with Mr. Riggins, his 2019 annual cash bonus was prorated to reflect his partial year of service, but was required to be no less than $200,000.
Prior to his resignation effective May 28, 2019, Mr. Hoganson’s base salary was $392,044, with a target annual cash bonus of $294,033 (75% of his base salary), a threshold annual cash bonus of $196,022 (50% of his base salary) and a maximum annual cash bonus of $588,066 (150% of his base salary). Mr. Hoganson was not entitled to an annual cash bonus for 2019 but did receive amounts pursuant to a separation agreement and general release we entered into with him, dated May 8, 2019 (the “Separation Agreement”). See “—Arrangements with Mr. Hoganson” for further details.
Annual LTIP Awards
Each named executive officer is eligible to receive an annual LTIP award in the form of RSUs, which are awarded pursuant to the A&R RSP. RSUs awarded to our named executive officers represent a contingent right to receive shares of our Common Stock at a future settlement date, subject to satisfaction of applicable vesting conditions and/or other restrictions, as set forth in the A&R RSP and an award agreement evidencing the grant of RSUs. For our named executive officers, vested RSUs may only be settled in shares of Common Stock and such settlement will be on the earliest of the date of the termination of their service to the Company, a “change in control event” within the meaning of Section 409A of the Code, and the calendar year in which the third anniversary following vesting occurs.
Pursuant to the Employment Agreements, the actual number of RSUs is to be determined by the Board of Directors or the compensation committee in its sole discretion based on the achievement of individual and Company performance goals established by the Board of Directors or the compensation committee, after consultation with the Company’s chief executive officer.

The annual LTIP awards for fiscal year 2017 and 2018, as well as the initial LTIP award made in connection with the commencement of the executive officers’ employment in March 2017 at the Initial Closing, were subject to time vesting in equal installments on each of the first four anniversaries of the grant date, subject to continued employment through the applicable vesting date.
In August 2019, the compensation committee established a new structure for the annual LTIP award. Starting with the annual LTIP award granted for the year ended December 31, 2019, (i) 50% of the annual LTIP award consists of Time-Vesting RSUs that vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued employment through the applicable vesting date, and (ii) the remaining 50% of the annual LTIP award consists of Performance-Vesting RSUs that may be earned and become vested based on Company performance over a three-year performance period, with the actual number of Performance-Vesting RSUs vested and earned determined after the performance period by the Board of Directors or the compensation committee in its sole discretion based on the achievement of Company performance goals established by the Board of Directors or the compensation committee after consultation with the chief executive officer, and subject to continued employment through the applicable vesting date.
Concurrent with its consideration and approval of the amended structure of the annual LTIP award, the compensation committee considered various performance measures common among hotel REITs which could potentially provide appropriate incentives if used as a basis for performance vesting goals. Because the Common Stock is not traded on a national securities exchange, a performance measure based on the market price of Common Stock was not an available option and the compensation committee did not consider a measurement of change in the Estimated Per-Share NAV over time to be appropriate under the circumstances. The compensation committee also considered whether such goals should be set on an absolute basis, a relative basis or a combination thereof. Ultimately, the compensation committee determined that the categories of performance goals it intended to apply to the initial award of Performance-Vesting RSUs for the year ended December 31, 2019 would relate to the following: (i) relative same-store RevPAR growth rate as compared to the RevPAR growth rate of the relevant chain scales (as published by STR) over a three-year period commencing January 1, 2020 (weighted as 50% of the total award); and (ii) relative same-store Hotel EBITDA growth rate as compared to the growth rate of comparable similar metrics reported by a peer group of publicly traded hotel REITs over a three-year period commencing January 1, 2020 (weighted as 50% of the total award). AETHOS recommended using a peer group of publicly traded hotel REITs that are similar in size by market capitalization and/or focus on select-service hotels for these purposes.
The Employment Agreements also establish a target dollar value for the grant of each named executive officer’s annual LTIP award. Prior to amendments to the Employment Agreements entered into in February 2020, the Estimated Per-Share NAV used to calculate the target number of RSUs for any annual LTIP award was the most recent Estimated Per-Share NAV on the date of grant, and the actual grant of the annual LTIP award was required to be made no later than February 15 in the year following the year to which the annual LTIP award related, subject to the named executive officer’s continued employment through the date of grant. Following these amendments, beginning with the annual LTIP award for the fiscal year ended December 31, 2019, the Estimated Per-Share NAV used to calculate the target number of RSUs is the Estimated Per-Share NAV as of the last day of the fiscal year to which the annual LTIP award relates as approved by the Board of Directors and published in a filing with the SEC. The actual grant of the annual LTIP award is required to be made no later than the fifth business day following the publication of the Estimated Per-Share NAV, subject to the named executive officer’s continued employment through the date of grant, with certain exceptions.
The target annual LTIP award for each of our named executive officers, and the dollar value of the 2019 actual LTIP award for each of our named executive officers earned based on the compensation committee’s determination of achievement of the 2019 annual performance goals discussed above, as a percentage of the target annual LTIP award dollar value and in total dollar value, are set forth below. For performance above or below the target level, the amount of the actual amount of the award is calculated by linear interpolation.
Name	Target Dollar Value of Annual LTIP Award	2019 Actual Annual LTIP Award (% of Target)	2019 Actual Annual LTIP Award ($)(1)
Jonathan P. Mehlman	$2,000,000	112.3%	$2,246,200
Bruce A. Riggins	$500,000	70.0%(2)	$350,000(2)
Paul C. Hughes	$500,000	117.5%	$587,595

(1)
Comprised of 50% of Time-Vesting RSUs, which vest in three equal installments on each of the first three anniversaries of April 21, 2020, subject to continued employment through the applicable vesting date, and 50% Performance-Vesting RSUs, which will vest and become payable based on Company performance over a three-year performance period as described in more detail below. On April 21, 2020, our Board of Directors unanimously approved, and we published, an Estimated Per-Share NAV equal to $8.35 as of December 31, 2019, and the compensation committee granted 134,503 Time-Vesting RSUs and 134,503 Performance-Vesting RSUs (representing the target number of Performance-Vesting RSUs that may become earned and vested at the end of the performance period) to Mr. Mehlman, 20,958 Time-Vesting RSUs and 20,958 Performance-Vesting RSUs (representing the target number of Performance-Vesting RSUs that may become earned and vested at the end of the performance period) to Mr. Riggins, and 35,185 Time-Vesting RSUs and 35,185 Performance-Vesting RSUs (representing the target number of Performance-Vesting RSUs that may become earned and vested at the end of the performance period) to Mr. Hughes.

(2)	Pursuant to the Employment Agreement with Mr. Riggins, his 2019 annual LTIP award was prorated to reflect his partial year of service, but was required to be no less than $350,000.
On April 21, 2020, in connection with determining the number of Time-Vesting RSUs and Performance-Vesting RSUs to be awarded, the compensation committee also approved the performance goals applicable to earning and vesting of the Performance-Vesting RSUs as set forth below. The number of Performance-Vesting RSUs that may ultimately become earned and vested pursuant to this award is tied to the performance goals, performance period and weightings set forth in the table below. The compensation committee will, in its sole discretion, make all determinations necessary to calculate the achievement level of these performance goals and the number of Performance-Vesting RSUs that will actually be earned and vest at the end of the three-year performance period commencing January 1, 2020. The applicable Company growth rate for each of the three years in the performance period (each such year, a “performance year”) is calculated as the year-over-year increase or decrease in the applicable measure for such performance year, and the applicable Company average growth rate for the performance period is calculated as the average of the applicable Company growth rates in each performance year. If the applicable Company average growth rate over the performance period is equal to the applicable relative average growth rate described in the table below, the target level of the applicable performance goal will be achieved and the target number of Performance-Vesting RSUs will be earned and vest as of the end of the performance period. If the applicable Company average growth rate over the performance period is 50% less than the applicable relative average growth rate described in the table below, the threshold level of the applicable performance goal will be achieved and 50% of the target number of Performance-Vesting RSUs will be earned and vest as of the end of the performance period. If the applicable Company average growth rate over the performance period is 50% more than the applicable relative average growth rate described in the table below, the maximum level of the applicable performance goal will be achieved and 150% of the target number of Performance-Vesting RSUs will be earned and vest as of the end of the performance period. For performance between threshold and target levels, or target and maximum levels, the number of Performance-Vesting RSUs that actually vest will be calculated by linear interpolation; for performance below threshold, all of the Performance-Vesting RSUs will be forfeited and cancelled.
Performance Goal	Performance Period	Weight	Threshold	Target	Maximum
“Same-Store”(1) average RevPar growth rate(2) as compared to relevant STR chain scales average RevPAR growth rate(2)	January 1, 2020 – December 31, 2022	50%	50%	100%	150%
“Same-Store”(1) Hotel EBITDA(3) average growth rate as compared to peer group “same-store” results(4) average growth rate(5)	January 1, 2020 – December 31, 2022	50%	50%	100%	150%
(1)
The Company’s “Same-Store” hotels for any performance year represents all hotels owned by the Company as of the first and last day of such performance year excluding, in addition to hotels sold or acquired during the performance year, hotels which the compensation committee in its sole discretion has determined it is appropriate to exclude, such as hotels at which renovation resulted in meaningful room displacement during the performance year.

(2)	Weighted based on the number of rooms within each chain scale in the Company’s “Same-Store” hotels.
(3)
The Company’s Hotel EBITDA for these purposes will be consistent with the manner it is calculated for purposes of the 2019 performance goals as described above (see footnote (2) in the table under “—Elements of Named Executive Officer Compensation—2019 Performance Goals”), subject to any adjustments that are, as determined by the compensation committee in its sole discretion, appropriate under the circumstances.

(4)
The peer group is comprised of American Hotel Income Properties REIT LP (excluding its railroad portfolio), Ashford Hospitality Trust, Inc., Apple Hospitality REIT, Inc., Chatham Lodging Trust, Hersha Hospitality Trust and Summit Hotel Properties, Inc., excluding any entity if its common stock ceases to be listed on a national securities exchange in the United States or Canada during the performance period. The “same-store” results for each entity in the peer group will be (i) earnings before interest, taxes and depreciation and amortization, subject to adjustment for any items that are, as determined by the compensation committee in its sole discretion, appropriate under the circumstances, including the exclusion of expenses that may not be indicative of the operating performance of the hotels (such as general and administrative expenses and non-recurring or non-cash charges), or (ii) a similar financial measure that, in the opinion of the compensation committee in its sole discretion, facilitates comparison of hotel operating profitability between periods.
(5)
The average growth rate of the peer group’s “same-store” results for these purposes will be weighted according to the equity market capitalization of each entity in the peer group as of the last trading day of each performance year.

Prior to his resignation effective May 28, 2019, Mr. Hoganson’s target annual LTIP award amount was $500,000. In accordance with the terms of his Employment Agreement, Mr. Hoganson did not receive any amounts with respect to his 2019 annual LTIP award in connection with his resignation.
Employment Agreements
As described more fully under “—Employment Agreements” below, we have entered into Employment Agreements with each of our named executive officers to set forth the framework and certain parameters of their regular and incentive compensation from the Company (including target, threshold and maximum levels for the annual cash bonus and a target level for the annual LTIP award). The Employment Agreements also provide the specific severance amounts payable to our named executive officers in connection with terminations without “cause” or for “good reason” as well as terminations following change in control events. The multiples of the applicable base salary and annual cash bonus amounts used to calculate these severance amounts were intended to promote retention and be competitive with our peers. We believe the customary protections in the Employment Agreements promote our ability to attract and retain management and provide our named executive officers with day-to-day employment stability and enable them to properly focus their attention on their duties and responsibilities with the Company, notwithstanding the possibility, threat or occurrence of a change in their circumstances or in the control of the Company, thereby promoting productivity.
Retirement Savings Opportunities
All full-time employees, including our named executive officers, are able to participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide the 401(k) Plan to allow our employees save a portion of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to defer a portion of their base salary, and we currently make a matching contribution of up to 5% of each participant’s annual base salary, determined by the individual’s contribution and as restricted by the statutory limit.
Health and Welfare Benefits
We provide to all full-time employees a competitive benefits package, which includes medical, dental, short- and long-term disability insurance, and life insurance plans. We pay 100% of the health insurance costs for our named executive officers.
Other Benefits
We also reimburse our named executive officers for certain insurance premiums and commuter related costs.
Tax Limits on Executive Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of a company’s current and former chief executive officer, chief financial officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer). All compensation in excess of $1 million paid to each of the executives described above (other than certain grandfathered compensation in effect before November 2017) will not be deductible by us. While the compensation committee considers the deductibility of awards as one factor in determining named executive officer compensation, the compensation committee may also look at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible
Anti-Hedging and Anti-Pledging Policy
The Board of Directors has adopted a policy that contains restrictions on hedging and pledging securities issued by the Company or any of its subsidiaries (including the OP). See “Corporate Governance — Hedging and Pledging of Company Securities” for further details.

2019 Summary Compensation Table
The table below summarizes the compensation of our named executive officers for the fiscal year ended December 31, 2019, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.
	Year	Salary ($)	Bonus ($)	Stock awards ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation ($)	Total Compensation ($)
Jonathan P. Mehlman	2019	780,968	—	866,597(2)	1,144,792	42,751(3)	2,835,108
	2018	766,442	—	2,423,490(4)	873,428	40,967	4,104,327
	2017	562,500	—	510,650	1,100,250	37,611	2,211,011
Bruce A. Riggins	2019	201,923	—	—	200,000(5)	11,451(6)	413,374
Paul C. Hughes	2019	390,484	—	239,176(7)	345,545	34,183(8)	1,009,388
	2018	383,221	—	613,923(9)	278,143	32,737	1,308,024
	2017	281,250	—	127,663	321,375	27,770	758,057
Edward T. Hoganson(10)	2019	164,305	—	239,176(7)	—	70,352(11)	473,833
	2018	383,221	—	613,923(9)	278,143	20,506	1,295,793
	2017	281,250	—	127,663	321,375	17,703	747,990
(1)
Represents annual cash bonus based on the achievement of performance goals with respect to the applicable year. See “— Compensation Discussion and Analysis — Elements of Named Executive Officer Compensation — Annual Cash Bonus” for more information.

(2)
Includes annual LTIP award for 2018 granted on February 14, 2019 consisting of 125,412 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $6.91. Does not include annual LTIP award for 2019 granted on April 21, 2020. See “— Compensation Discussion and Analysis — Elements of Named Executive Officer Compensation — Annual LTIP Awards” for more information.

(3)
Includes reimbursement of life insurance premiums, reimbursement of certain commuter related costs, matching contributions made by the Company to Mr. Mehlman’s 401(k) and payment of health insurance costs by the Company. For 2019, reimbursement of life insurance premiums was $17,245, the matching contributions were $14,000, payment of health insurance costs was $7,952, and reimbursement of commuter related costs was $3,554.

(4)
Includes annual LTIP award for 2017 granted on February 14, 2018 consisting of 170,909 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $14.18. A total of 3,600 of these RSUs were forfeited by the executive during November 2018, which resulted in a net number of RSUs, following such forfeiture, of 167,309. Does not include annual LTIP award for 2018 granted on February 14, 2019, consisting of 125,412 RSUs.

(5)
Mr. Riggins was appointed our chief financial officer and treasurer effective May 28, 2019. Pursuant to his Employment Agreement, Mr. Riggins’ annual cash bonus and annual LTIP award for 2019 were prorated to reflect his partial year of service, but his annual cash bonus was required to be no less than $200,000, and his annual LTIP award was required to be no less than $350,000.

(6)
Includes matching contributions made by the Company to Mr. Riggins’ 401(k) and payment of health insurance costs by the Company. For 2019, the matching contributions were $6,812, and the payment of health insurance costs was $4,639.

(7)
Includes annual LTIP award for 2018 granted on February 14, 2019 consisting of 34,613 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $6.91. With respect to Mr. Hoganson, all 34,613 RSUs awarded were forfeited as a result of and simultaneous with his resignation. With respect to Mr. Hughes, does not include annual LTIP award for 2019 granted on April 21, 2020.See “— Compensation Discussion and Analysis — Elements of Named Executive Officer Compensation — Annual LTIP Awards” for more information.

(8)
Includes reimbursement of insurance premiums, matching contributions made by the Company to Mr. Hughes’ 401(k) and payment of health insurance costs by the Company. For 2019, reimbursement of life insurance premiums was $6,120, reimbursement of disability insurance premiums was $6,111, the matching contributions were $14,000 and the payment of health insurance costs was $7,952.

(9)
Includes annual LTIP award for 2017 granted on February 14, 2018 consisting of 43,295 RSUs at grant date fair value computed in accordance with FASB ASC Topic 718 of $14.18. A total of 3,600 of these RSUs were forfeited by each executive during November 2018, which resulted in a net number of RSUs, following such forfeiture, of 39,695. With respect to Mr. Hoganson, a total of 29,771 of these RSUs were forfeited as a result of and simultaneous with his resignation.

(10)	Mr. Hoganson’s employment terminated and he resigned as our chief financial officer and treasurer effective May 28, 2019.
(11)
Includes amounts paid to Mr. Hoganson in connection with his resignation comprising of $4,033 for accrued and unpaid vacation pay and a severance amount in a lump sum in cash equal to $49,006. Also includes matching contributions made by the Company to Mr. Hoganson’s 401(k) and payment of health insurance costs by the Company. For 2019, the matching contributions were $14,000 and the payment of health insurance costs was $3,313.

2019 Grants of Plan-Based Awards
The table below sets forth information with respect to plan-based awards in 2019 to our named executive officers:
Name	Grant Date	Committee Approval Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Awards ($)
Jonathan P. Mehlman	2/14/19(2)	2/7/19							125,412			$866,597
	N/A	N/A	$525,339	$1,019,314	$1,764,198							—
Bruce A. Riggins	N/A	N/A	$200,000(3)	$281,250	$562,500							—
Paul C. Hughes	2/14/19(4)	2/7/19							34,613			$239,176
	N/A	N/A	$196,022	$294,033	$588,066							—
Edward T. Hoganson	2/14/19(4)	2/7/19							34,613			$239,176
(1)
These columns show the range of potential payouts for 2019 performance with respect to the annual cash bonus based on the applicable annual base salary effective on December 31, 2019 for our named executive officers serving on that date. See “— Compensation Discussion and Analysis — Elements of Named Executive Officer Compensation — Annual Cash Bonus” for further details regarding the annual cash bonus for 2019.

(2)	Represents annual LTIP award for 2018 granted on February 14, 2019 consisting of 125,412 RSUs.
(3)
Mr. Riggins was appointed our chief financial officer and treasurer effective May 28, 2019. Pursuant to his Employment Agreement, the threshold level of Mr. Riggins’ annual cash bonus was equal to 50% of his annual base salary, prorated to reflect his partial year of service, but not less than $200,000.

(4)	Represents annual LTIP award for 2018 granted on February 14, 2019 consisting of 34,613 RSUs.
Employment Agreements
Pursuant to their respective Employment Agreements, each of our named executive officers serves in his current capacity pursuant to automatic one-year renewals at the end of the employment term (including any renewal employment term) that continue unless either party delivers written notice of non-renewal at least 90 days prior to the scheduled expiration of the employment term. For Mr. Mehlman and Mr. Hughes, the employment term runs through March 31 of each year and for Mr. Riggins it runs through May 28 of each year.
Pursuant to their respective Employment Agreements, each of our named executive officer is entitled to receive a base salary, subject to annual review by the Board or the compensation committee.
In February 2020, the compensation committee approved an increase to the annual base salaries of the named executive officers by 3.0%, effective March 30, 2020, which was an increase to $807,611 from $784,088 for Mr. Mehlman, an increase to $386,250 from $375,000 for Mr. Riggins, and an increase to $403,805 from $392,044 for Mr. Hughes.
Pursuant to their respective Employment Agreements, each of our named executive officer is eligible for an annual cash bonus based on the achievement of individual and Company performance goals previously established by the Board of Directors or the compensation committee after consultation with our chief executive officer. For Mr. Mehlman, his target annual cash bonus is 130% of his annual base salary, his threshold annual cash bonus is 67% of his annual base salary and his maximum annual bonus is 225% of his annual base salary. For each of Messrs. Hughes and Riggins, his target annual cash bonus is 75% of his annual base salary, his threshold annual cash bonus is 50% of his annual base salary and his maximum annual cash bonus is 150% of his annual base salary. The actual annual cash bonus is determined in the sole discretion of the Board of Directors or the compensation committee and paid no later than February 15 in the year following the year to which the annual cash bonus relates. Pursuant to his Employment Agreement, Mr. Riggins’ annual cash bonus for the 2019 fiscal year was prorated to reflect his partial year of service, but was required to be no less than $200,000.
During their respective employment with the Company, each named executive officer is eligible to participate in the LTIP. Pursuant to their Employment Agreements, Mr. Mehlman and Mr. Hughes each received an initial LTIP award in July 2017 and were eligible to receive an annual LTIP award for each fiscal year beginning with 2017. Pursuant to his Employment Agreement, Mr. Riggins is eligible to receive an annual LTIP award for each fiscal year beginning with 2019. Annual LTIP awards are granted in the form of RSUs based on a target dollar value for the grant of $2,000,000 for Mr. Mehlman and $500,000 for each of Messrs. Hughes and Riggins, divided by Estimated Per-Share NAV.
The actual number of RSUs comprising the annual LTIP award for any year is determined by the Board of Directors or the compensation committee in its sole discretion based on the achievement of Company performance goals established by the Board of Directors or the compensation committee after consultation with our chief executive officer. Pursuant to his Employment Agreement, Mr. Riggins’ annual LTIP award for the 2019 fiscal year was prorated to reflect his partial year of service, but was required to be no less than $350,000.
Prior to an amendment to each Employment Agreement entered into on February 12, 2020, the Estimated Per-Share NAV used to calculate the target number of RSUs for any annual LTIP award was the most recent Estimated Per-Share NAV on the date of grant, and the actual grant of the annual LTIP award was required to be made no later than February 15 in the year following the year to which the annual LTIP award related, subject to the named executive officer’s continued employment through the date of grant. Following this amendment, beginning with the annual LTIP award for the fiscal year ended December 31, 2019, the Estimated Per-Share NAV used to calculate the target number of RSUs is the Estimated Per-Share NAV as of the last day of the fiscal year to which the annual LTIP award relates as approved by the Board of Directors and published in a filing with the SEC. The actual grant of the annual LTIP award is required to be made no later than the fifth business day following the publication of the Estimated Per-Share NAV, subject to the named executive officer’s continued employment through the date of grant, with certain exceptions in connection with terminations that occur during the period between the date the amount of the annual cash bonus for the prior year is determined by the Board of Directors or the compensation committee and the fifth business day following the publication of the Estimated Per-Share NAV as of the last day of such prior year.
Additionally, prior to an amendment to each Employment Agreement entered into on August 7, 2019, all of the RSUs our named executive officers had received or were eligible to receive as an annual LTIP award vested in four equal installments on each of the first four anniversaries of the grant date, subject to continued employment through each applicable vesting date. Following this amendment, beginning with the annual LTIP award for the fiscal year ended December 31, 2019, (i) 50% of the annual LTIP award consists of Time-Vesting RSUs that vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued employment through the applicable vesting date, and (ii) the remaining 50% of the annual LTIP award consists of Performance-Vesting RSUs that may be earned and become vested based on Company performance over a three-year performance period, with the actual number of Performance-Vesting RSUs earned determined after the performance period by the Board of Directors or the compensation committee in its sole discretion based on the achievement of Company performance goals established by the Board of Directors or the compensation committee after consultation with the chief executive officer, and subject to continued employment through the applicable vesting date.
Each of our named executive officers is also eligible to participate in the employee benefits generally provided to employees, subject to the satisfaction of eligibility requirements. Additionally, Mr. Mehlman is entitled to receive a whole life insurance policy with a death benefit of at least $500,000, and we have agreed to continue to pay or reimburse Mr. Hughes for the cost of the annual premiums for certain life and disability insurance policies.
If any named executive officer’s employment is terminated by us with “Cause” or by the named executive officer without “Good Reason” or upon expiration following non-renewal of the employment term by the named executive officer, then the named executive officer would be entitled to receive accrued salary and other benefits. He would not be entitled to receive any amounts with respect to his annual cash bonus and all outstanding and unvested equity awards would immediately be forfeited.
“Cause” means any of the following: (i) gross negligence or willful misconduct in connection with the performance of duties, which is not cured following notice; (ii) conviction of a felony; (iii) conviction of any other criminal offense involving an act of dishonesty or moral turpitude; or (iv) a material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, which is not cured following notice.
“Good Reason” means any of the following events (to the extent not cured) without the named executive officer’s consent: (i) the assignment to the named executive officer of substantial duties or responsibilities inconsistent with his position at the Company, or any other action by the Company which results in a substantial diminution of his duties or responsibilities; (ii) a requirement that the named executive officer work principally from a location that is 30 miles further from his residence than the Company’s office; (iii) a material reduction in his aggregate annual base salary and other compensation (including the target annual cash bonus amount) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the Company of the Employment Agreement or any other material agreement between the Company and the named executive officer.
If any named executive officer’s employment is terminated as a result of his death or disability, then the named executive officer would be entitled to receive accrued salary and other benefits and earned bonuses, to the extent unpaid, and a pro-rata annual cash bonus for the year of termination based on actual performance for the full fiscal year. With respect to outstanding unvested equity awards, any time-vesting RSUs that would have become vested within the one-year period beginning on the date of termination and ending on the one-year anniversary of the termination date will immediately vest, and a pro-rata portion of Performance-Vesting RSUs based on the total number of days in the applicable performance period that have elapsed plus one year will remain outstanding and subject to vesting and forfeiture based on actual performance in accordance with terms of the applicable award agreement, without regard to any continued employment or other service requirement.
If any named executive officer’s employment is terminated by us without “Cause” or by the named executive officer for “Good Reason” or upon expiration following non-renewal of the employment term by us, then the named executive officer would be entitled to receive accrued salary and other benefits and earned bonuses, to the extent unpaid, a pro-rata annual cash bonus for the year of termination based on actual performance for the full fiscal year, and immediate vesting of his outstanding and unvested equity awards, except for Performance-Vesting RSUs which will remain outstanding and subject to vesting and forfeiture based on actual performance in accordance with terms of the applicable award agreement, without regard to any continued employment or other service requirement.
In addition, if any named executive officer’s employment is terminated by us without “Cause” or by the named executive officer for “Good Reason” or upon expiration following non-renewal of the employment term by us, the named executive officer will be entitled to receive a cash severance payment, which will be higher if such termination occurs within 12 months following a Change in Control (as defined in the A&R RSP). If such termination does not occur within 12 months following a Change in Control, Mr. Mehlman would receive an aggregate amount equal to the sum of (i) one and one-half times his annual base salary (the “Mehlman Salary Amount”), plus (ii) the greater of (x) the annual cash bonus paid to him in the most recently completed fiscal year preceding the date of termination, and (y) the average annual cash bonus paid to him for the three most recently completed fiscal years preceding the date of termination (the “Mehlman Bonus Amount”), with such aggregate amount payable in equal installments over 12 months. However, if such termination occurs within 12 months following a Change in Control, then Mr. Mehlman would receive an aggregate amount equal to two times the Mehlman Salary Amount plus three times the Mehlman Bonus Amount, with such aggregate amount payable in a lump sum within 60 days.
If such termination does not occur within 12 months following a Change in Control, each of Messrs. Hughes and Riggins would receive an aggregate amount (the “Hughes/Riggins Severance Amount”) equal to the sum of (i) his annual base salary, plus (ii) the greater of (x) the annual cash bonus paid to him in the most recently completed fiscal year preceding the date of termination and (y) the average annual cash bonus paid to him for the three most recently completed fiscal years preceding the date of termination (or with respect to Mr. Riggins, if he is not employed for the first fiscal year through the date of the annual cash bonus payment, an amount equal to his target annual cash bonus, or, if he is only employed for two fiscal years, an amount equal to the average annual cash bonus paid to him for the two most recently completed fiscal years preceding the date of termination). However, if such termination occurs within 12 months following a Change in Control, then each of Messrs. Hughes and Riggins would receive an aggregate amount equal to two times the Hughes/Riggins Severance Amount, with such aggregate amount payable in a lump sum within 60 days.
In connection with any such termination, each named executive would also be entitled to continued payment or reimbursement by us for his life, disability, dental and health insurance coverage for a certain period to the same extent that we paid for such coverage during his employment. If such termination does not occur within 12 months following a Change in Control, Mr. Mehlman would be entitled to such continued payment and reimbursement for 18 months and each of Messrs. Hughes and Riggins would be entitled to such continued payment and reimbursement for 12 months. However, if such termination occurs within 12 months following a Change in Control, then each named executive officer would be entitled to such continued payment or reimbursement for 24 months.
“Change in Control” under the A&R RSP means any of the following: (i) the consummation of a merger of the Company into or consolidation of the Company with another entity, or the closing of a sale or other disposition of all or substantially all of the Company’s assets (in one or a substantially concurrent or otherwise related series of transactions), except if 50% of the combined voting power of the post-transaction entity is beneficially owned by the same persons as beneficially owned the combined voting power of the Company immediately prior to the transaction; (ii) any “person” or “group” as defined in Sections 13(d) and 14(d) of the Exchange Act becomes the beneficial owner of securities representing greater than 50% of the combined voting power of the Company; (iii) any “person” or “group” obtains the right or power (whether or not exercised) to elect or appoint a majority of the members of the Board (or similar governing body) of the Company; or (iv) individuals who currently constitute the Board (together with any new directors nominated by the Board or designated or elected to the Board from time to time by an affiliate of the Brookfield Investor cease for any reason other than death or disability to constitute a majority of the directors then in office; provided that a “Change in Control” will not result from any of the following: (a) the consummation of any of the transactions contemplated by SPA; (b) the exercise by the Brookfield Investor or any of its applicable affiliates of its rights and remedies under any of the SPA, the A&R LPA, the Redeemable Preferred Share or any other relevant transaction document pursuant to the terms thereof; and (c) any consensual transaction between the Company and/or its subsidiaries, on the one hand, and the Brookfield Investor or any of its affiliates, on the other hand, in respect of which the Brookfield Investor or any of its affiliates provides additional capital or debt to the Company and/or its subsidiaries (beyond the amounts contemplated by the SPA).
The severance payments and benefits in connection with terminations by us without “Cause,” by any named executive officer for “Good Reason,” upon expiration following non-renewal of the employment term by us, upon death or upon disability would be generally conditioned on timely execution and delivery (without revocation) of a release of claims by the named executive officer.
Each Employment Agreement also provides that the named executive officer will be subject to perpetual non-disclosure obligations with respect to confidential information and, during his employment and for a period of 12 months after termination, restrictions against disparaging the Company, soliciting its employees, clients and investors, and, if severance is paid, competing with the Company.
Arrangements with Mr. Hoganson
We entered into an Employment Agreement with Mr. Hoganson, our former chief financial officer and treasurer, at the Initial Closing, pursuant to which he was entitled to annual base salary, annual cash bonus awards and initial and annual LTIP awards in amounts and on terms identical to Mr. Hughes. Mr. Hoganson’s Employment Agreement terminated effective on May 28, 2019 concurrent with the effectiveness of his resignation as our chief financial officer and treasurer. He received his base salary through his termination and certain other accrued benefits such as unreimbursed business expenses incurred by him and accrued and unused vacation pay were also paid to him upon termination. In addition, pursuant to a separation agreement and general release we entered into with Mr. Hoganson, dated May 8, 2019 (the “Separation Agreement”), Mr. Hoganson received a severance payment in a lump sum amount in cash equal to $49,005.50, less applicable withholding deductions. This amount represents one-sixth of the target annual cash bonus for his 2019 employment year. Pursuant to the Separation Agreement, Mr. Hoganson also agreed to release claims against the Company and various persons and entities affiliated or associated with the Company and confirmed and agreed to certain restrictions under his Employment Agreement related to non-disclosure of confidential information and, for a period of 12 months after his termination, restrictions on him from disparaging the Company, soliciting its employees, clients and investors, and competing with the Company. The Company also confirmed its existing non-disparagement obligations with respect to Mr. Hoganson. In connection with Mr. Hoganson’s resignation, his unvested RSUs were forfeited on the date of his termination.
2019 Outstanding Equity Awards at Fiscal Year-End
The table below sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2019:

Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jonathan P. Mehlman	268,394(3)	$2,471,909
Paul C. Hughes	68,759(4)	$633,270
(1)
Represents unvested RSUs. Each RSU represents a contingent right to receive one share of Common Stock. The RSUs vest in equal annual installments on each of the first four anniversaries of the grant date. Vested RSUs may only be settled in shares of Common Stock and such settlement will be on the earliest of the date of the termination of their service to the Company, a “change in control event” within the meaning of Section 409A of the Code, and the calendar year in which the third anniversary following vesting occurs.

(2)	The value of unvested RSUs was calculated based on Estimated Per-Share NAV effective as of December 31, 2019 of $9.21.
(3)	Represents 17,500 unvested RSUs granted on July 3, 2017, 125,482 unvested RSUs granted on February 14, 2018, and 125,412 RSUs granted on February 14, 2019.
(4)	Represents 4,375 RSUs granted on July 3, 2017, 29,771 RSUs granted on February 14, 2018, and 34,613 RSUs granted on February 14, 2019.
2019 Stock Vested
The table below sets forth information with respect to RSU vesting during 2019:
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jonathan P. Mehlman	50,577	$660,728
Edward T. Hoganson	9,924	$137,646
Paul C. Hughes	12,112	$157,797
(1)
Amounts represent portion of unvested RSUs granted to our named executive officers under the A&R RSP and which vested during the year ended December 31, 2019. Vested RSUs may only be settled in shares of Common Stock and such settlement will be on the earliest of the date of the termination of their service to the Company, a “change in control event” within the meaning of Section 409A of the Code, and the calendar year in which the third anniversary following vesting occurs.

(2)	The value of RSUs vested was calculated based on the Estimated Per-Share NAV effective on the applicable vesting date.

Potential Payments Upon Termination or Change in Control
The table below reflects the amount of compensation that our named executive officers would be entitled to receive under their Employment Agreements. The amounts shown assume that such termination was effective as of December 31, 2019, and are only estimates of the amounts that would be paid out to such executives upon termination of their employment. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. In the event of a termination by the Company for Cause, or by the executive without Good Reason, including in connection with a Change in Control, such executive would not be entitled to any of the amounts reflected in the table and would only be entitled to the standard termination benefits provided under their Employment Agreement. See “—Employment Agreements” for further details.
	Termination Without Cause, Voluntary Termination for Good Reason or Termination Following Non-Renewal by the Company (No Change in Control) ($)	Termination Without Cause, Voluntary Termination for Good Reason or Termination Following Non-Renewal by the Company (Change in Control) ($)	Death ($)(2)	Disability ($)(2)
Jonathan P. Mehlman(1)
Cash Severance Payment(3)	2,162,971	4,528,693	1,019,314	1,019,314
Medical/Welfare Benefits(4)	43,127	57,502	—	—
Acceleration of Unvested RSUs(5)	2,471,909	2,471,909	752,273	752,273
Life Insurance Proceeds(6)	—	—	500,000	—
Total(7)	4,678,007	7,058,104	2,271,587	1,771,587
Bruce A. Riggins(1)
Cash Severance Payment(3)	656,250	1,312,500	281,250	281,250
Medical/Welfare Benefits(4)	7,952	15,904	—	—
Acceleration of Unvested RSUs(5)	—	—	—	—
Total(7)	664,202	1,328,404	281,250	281,250
Paul C. Hughes(1)
Cash Severance Payment(3)	691,803	1,383,606	294,033	294,033
Medical/Welfare Benefits(4)	20,183	40,366	—	—
Acceleration of Unvested RSUs(5)	633,270	633,270	191,246	191,246
Life or Disability Insurance Proceeds(6)	—	—	250,000	227,400
Total(7)	1,345,256	2,057,242	735,279	712,679
(1)
The amounts shown in the table do not include accrued salary, earned but unpaid bonus, accrued but unpaid vacation pay, the distribution of benefits from the Company’s 401(k) plan or payments under life and disability insurance policies generally available to all employees.

(2)
A termination of employment due to death or disability entitles the named executive officer to immediate vesting of any outstanding equity awards which have not yet vested but that would have become vested within the one-year period beginning on the date of termination and ending on the anniversary of the termination date if the named executive officer had continued to be employed by the Company during such time.

(3)
The amounts shown in this row include a pro-rata annual cash bonus for the year of termination based on actual performance for the full fiscal year 2019 at the target level. See “— Compensation Discussion and Analysis — Elements of Named Executive Officer Compensation — Annual Cash Bonus” for more information about the 2019 annual cash bonuses.

(4)
The amounts shown in this row are estimates of the annual premiums payable or reimbursable by the Company following the qualifying termination of a named executive officer for such named executive officer’s life, disability (if any), dental and health insurance coverage during the applicable severance period, which is paid (or reimbursed) to the same extent that the Company paid for such coverage immediately prior to the qualifying termination, subject to certain conditions.

(5)	The value of RSUs was calculated based on Estimated Per-Share NAV effective as of December 31, 2019 of $9.21.
(6)
Represents proceeds from a life insurance and/or disability insurance policy for the applicable named executive officer’s or his estate’s benefit. Pursuant to the applicable executive officer’s employment agreement, the annual premiums payable by such executive officer are reimbursed by the Company.

(7)
The Employment Agreements do not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Code. The Employment Agreements instead provide that the severance and any other payments or benefits that are treated as parachute payments under the Code will be reduced to the maximum amount that can be paid without an excise tax liability. The amounts shown in the table assume that the named executive officers will receive the total or unreduced benefit.

Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information regarding securities authorized for issuance under the A&R RSP, the only compensation plan under which equity securities of the Company are authorized for issuance, as of December 31, 2019.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	—	—	3,442,199(1)
Equity Compensation Plans not approved by security holders	—	—	—
Total	—	—	3,442,199
(1)
The total number of shares of Common Stock that may be granted as awards under the A&R RSP may not exceed 5% of our outstanding shares of Common Stock on a fully diluted basis at any time and in any event may not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). As of December 31, 2019, we had 39,151,200 shares of Common Stock issued and outstanding on a fully diluted basis, and 549,473 shares of Common Stock had been issued under or were subject to awards under the A&R RSP.

Risk Considerations in our Compensation Program
The compensation committee has assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. Following the assessment, the compensation committee determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the Company.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of Common Stock and the Redeemable Preferred Share as of May 7, 2020 by:
•
each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.
For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that the person has the right to acquire within 60 days after May 7, 2020. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named below, any shares that the person or persons has the right to acquire within 60 days after May 7, 2020 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of May 7, 2020, there were 39,151,200 outstanding shares of Common Stock and one outstanding Redeemable Preferred Share, which is entitled to one vote as part of a single class with the holders of Common Stock at any annual or special meeting of stockholders. SEC rules also generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Number of Redeemable Preferred Shares Beneficially Owned	Percent of Total Voting Power(2)
Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC(3)	28,299,487.31(4)	1(2)	42.0%
Jonathan P. Mehlman	174,429.34(5)	—	*
Bruce A. Riggins	—	—	—
Paul C. Hughes	30,722.75(5)	—	*
Edward T. Hoganson	8,087.91(6)	—	*
Bruce G. Wiles(7)	—	—	—
Lowell G. Baron(7)	—	—	—
Edward A. Glickman	16,610(5)	—	*
Stephen P. Joyce	16,610(5)	—	*
Stanley R. Perla	19,140.97(5)	—	*
Abby M. Wenzel	18,202.57(5)	—	*
All directors and executive officers as a group (nine persons)	275,715.64(5)	—	*
*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each individual or entity listed in the table is Park Avenue Tower, 65 East 55th Street, New York, New York 10022.
(2)	The sole outstanding Redeemable Preferred Share is entitled to one vote as part of a single class with the holders of shares of Common Stock at any annual or special meeting of stockholders.
(3)
The exercise by the Brookfield Investor and its affiliates of certain rights that become exercisable three months after the failure of the OP to redeem Class C Units when required to do so pursuant to the terms of A&R LPA could give rise to a change in control of the Company. See “Certain Relationships and Related Transactions — A&R LPA — Remedies Upon Failure to Redeem.” The SPA contains certain standstill and voting restrictions applicable to the Brookfield Investor and certain of its affiliates. See “Certain Relationships and Related Transactions — Securities Purchase, Voting and Standstill Agreement — Standstill and Voting.”

(4)
Represents (i) 25,644 restricted shares granted by the Company to BSREP II Hospitality II Board LLC, a wholly owned subsidiary of the Brookfield Investor (“BSREP Board”) in respect of Mr. Baron’s and Mr. Wiles’s service as directors of the Company, 10,858 shares of which are subject to forfeiture, and (ii) shares of Common Stock issuable upon conversion and subsequent redemption of 28,273,843.31 Class C Units held directly by the Brookfield Investor. Class C Units are convertible into units of limited partnership interest in the OP entitled “OP Units” (“OP Units”) at any time at the option of the holder at an initial conversion price of $14.75, subject to anti-dilution and other adjustments upon the occurrence of certain events and transactions.

OP Units are, in turn, generally redeemable for shares of the Common Stock on a one-for-one-basis or the cash value of a corresponding number of shares of Common Stock, at the election of the Company, in accordance with the terms of the A&R LPA. As sole manager of the Brookfield Investor, Brookfield Strategic Real Estate Partners II GP L.P. (“BSREP II GP”) may be deemed to beneficially own all restricted shares owned by BSREP Board and all 28,273,843.31 shares of Common Stock issuable upon conversion and subsequent redemption of Class C Units owned by the Brookfield Investor. As direct and indirect controlling persons of BSREP II GP, each of Brookfield Asset Management Inc. (“BAM”), Partners Limited (“Partners Limited”), Brookfield Holdings Canada Inc. (“BHC”), Brookfield US Holdings Inc. (“BUSHI”), Brookfield US Inc. (“BUSI”), BUSC Finance LLC (“BUSC Finance”), Brookfield Property Master Holdings LLC (“BPMH”), Brookfield Property Group LLC (“BPG”) and Brookfield Strategic Real Estate Partners II GP OF GP LLC (“Ultimate GP” and, together with the Brookfield Investor, BSREP Board, BSREP II GP, BAM, Partners Limited, BHC, BUSHI, BUSI, BUSC Finance, BPMH and BPG, the “Brookfield Persons”) may be deemed to share with BSREP II GP beneficial ownership of such restricted shares and such shares of Common Stock underlying such Class C Units. The principal business address of each of BAM, Partners Limited, BHC and BUSHI is 181 Bay Street, Suite 300, Toronto, ON, M5J 2T3. The principal address of each of BUSI, BUSC Finance, BPMH, BPG, Ultimate GP, BSREP II GP and the Brookfield Investor is Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.The information contained in this footnote with respect to these persons is based on the Schedule 13D/A (Amendment No. 4) filed by such persons with the SEC on January 3, 2020 and the Form 4 filed by the Brookfield Persons with the SEC on April 2, 2020.
(5)
Does not include shares of Common Stock underlying RSUs, unless such RSUs, in accordance with their terms, have vested or would become vested within 60 days after May 7, 2020. Each RSU represents a contingent right to receive one share of Common Stock, subject to vesting and settlement terms. See “Proposal No. 1 — Election of Directors — Compensation of Directors” and “Compensation and Other Information Concerning Executive Officers” for information (including vesting and settlement terms) about the RSUs currently held by our directors and executive officers. Includes the following RSUs that have vested or would become vested within 60 days after May 7, 2020: Messrs. Glickman and Joyce, 16,610 RSUs; Mr. Perla and Ms. Wenzel, 15,805.12 RSUs; Mr. Mehlman, 127,655.50 RSUs; and Mr. Hughes, 30,722.75 RSUs. Excludes the following RSUs that have not vested and would not be expected to become vested within 60 days after May 7, 2020: Mr. Perla and Ms. Wenzel, 279.20 RSUs; Mr. Mehlman, 464,219.50 RSUs; Mr. Riggins, 41,916; and Mr. Hughes, 120,552.25 RSUs.

(6)
Mr. Hoganson’s employment terminated and he resigned as our chief financial officer and treasurer effective May 28, 2019. The information contained in this footnote with respect to Mr. Hoganson is based on the Form 4 filed by Mr. Hoganson with the SEC on February 14, 2019 and also gives effect to the settlement of 7,826 vested RSUs (net of 4,826 vested RSUs withheld to pay taxes) for 7,826 shares of Common Stock and the forfeiture of 70,946 unvested RSUs upon the effectiveness of his termination.

(7)
Mr. Wiles is a Senior Advisor for BPG Hospitality, and Mr. Baron is a Managing Partner at BAM, and both serve as Redeemable Preferred Directors elected by the Brookfield Investor pursuant to the Brookfield Investor’s rights as holder of the Redeemable Preferred Share. Messrs. Wiles and Baron disclaim beneficial ownership of all of the securities that are or may be beneficially owned by BAM or any of its affiliates. The business address of Messrs. Wiles and Baron is c/o Brookfield Place, 181 Bay Street, Suite 300, Toronto ON M5J 2T3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
At the Initial Closing, Bruce G. Wiles and Lowell G. Baron were elected to the Board of Directors as the Redeemable Preferred Directors pursuant to the Brookfield Investor’s rights as the holder of the Redeemable Preferred Share and pursuant to the SPA. Mr. Wiles serves as a Senior Advisor for BPG Hospitality, and Mr. Baron as a Managing Partner at BAM. BPG Hospitality and BAM are each an affiliate of the Brookfield Investor.
Giving effect to the immediate conversion of all 28,273,843.31 Class C Units held by the Brookfield Investor as of the date of this Proxy Statement into OP Units which are subsequently redeemed for shares of Common Stock in accordance with the terms of the A&R LPA and including the Restricted Shares, the Brookfield Investor, on an as-converted basis, would own approximately 42.0% of the voting power of Common Stock. See “Stock Ownership by Directors, Officers and Certain Stockholders” for further details.
Securities Purchase, Voting and Standstill Agreement
On January 12, 2017, we entered into the SPA with the Brookfield Investor, as well as related guarantee agreements with certain affiliates of the Brookfield Investor.
Initial Closing
Pursuant to the terms of the SPA, at the Initial Closing, the Brookfield Investor purchased (i) the Redeemable Preferred Share, for a nominal purchase price and (ii) 9,152,542.37 Class C Units, for a purchase price of $14.75 per Class C Unit, or $135.0 million in the aggregate.
At the Initial Closing, (i) the Company filed Articles Supplementary setting forth the terms, rights, obligations and preferences of the Redeemable Preferred Share (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland, which became effective upon filing and (ii) the Brookfield Investor, BSREP II Hospitality II Special GP OP LLC (the “Special General Partner”), an affiliate of the Brookfield Investor, as special general partner of the OP, and the Company, in its capacity as general partner of the OP, entered into the A&R LPA amending and restating the OP’s existing agreement of limited partnership (the “Prior LPA”).
Second Closing
Pursuant to the terms of the SPA, at the Second Closing, the Brookfield Investor purchased 1,694,915.25 additional Class C Units, for a purchase price of $14.75 per Class C Units, or $25.0 million in the aggregate.
Pursuant to the SPA, the gross proceeds from the sale of the Class C Units at the Second Closing were used as follows: (i) $10.6 million to redeem outstanding Grace Preferred Equity Interests; and (ii) $14.4 million to fund brand-mandated PIPs and related lender reserves.
Final Closing
Pursuant to the terms of the SPA, at the Final Closing, the Brookfield Investor purchased 14,898,060.78 additional Class C Units, for a purchase price of $14.75 per Class C Units, or $219.7 million in the aggregate, and the Brookfield Investor no longer has any obligations or rights to purchase additional Class C Units pursuant to the SPA or otherwise.
We used all proceeds from the Final Closing to redeem the remaining $219.7 million outstanding preferred equity interests (the “Grace Preferred Equity Interests”) in two of our indirect subsidiaries that indirectly owned certain hotels we acquired in February 2015 (the “Grace Portfolio”).
Specific Performance and Guarantees
The SPA provides that we have the right to seek specific performance of the Brookfield Investor’s obligations under the SPA. In connection with entering into the SPA, certain affiliates of the Brookfield Investor delivered a limited guarantee and a funding guarantee pursuant to which such affiliates have agreed, on a several and not joint basis, to guarantee certain obligations of the Brookfield Investor. If all conditions to a Subsequent Closing were met and the Brookfield Investor did not purchase Class C Units as required pursuant to the SPA, certain rights of the Brookfield Investor under the A&R LPA and the Articles Supplementary would have been subject to suspension and potential termination.

Indemnification
As a general matter, the representations and warranties made by the Company and the OP under the SPA survive the Initial Closing, the Second Closing and the Final Closing under the SPA for 18 months. The survival period with respect to the Final Closing will expire in August 2020. We are required to indemnify the Brookfield Investor and its affiliates in respect of any losses incurred by them arising out of any breach of our representations and warranties and covenants, and in connection with certain actions. Except in the case of certain fundamental representations, our obligation to indemnify the Brookfield Investor in respect of breaches of representations and warranties is subject to a $6.0 million deductible and a $25,000 per claim deductible. Other than with respect to claims in respect of breaches of certain fundamental representations and certain other representations, our indemnification obligations in respect of representation and warranty breaches is capped at $60.0 million, and our overall liability cap (outside of fraud or intentional misrepresentation) is the sum of (i) the Brookfield Investor’s aggregate investment in Class C Units purchased under the SPA through such time assuming compounding at a rate of 5% per annum and (ii) the amount of accrued and unpaid cash distributions payable on Class C Units held by the Brookfield Investor at the time payment is made.
Standstill and Voting
Pursuant to the SPA, from the Initial Closing until June 30, 2022 (the 63-month anniversary of the Initial Closing) (or, if earlier, the date that is six months after the date on which the Brookfield Investor and its affiliates own 5% or less of the shares of Common Stock then outstanding on an as-converted basis), the Brookfield Investor, together with its affiliates, other than certain specified affiliates of the Brookfield Investor (the Brookfield Investor together with such included affiliates, the “Covered Brookfield Entities”), are subject to customary standstill restrictions related to, among other things, acquisition proposals, proxy solicitations, attempts to elect or remove members of the Board of Directors and other methods of seeking to control or influence the management or the policies of the Company. These standstill restrictions will terminate 90 days following any failure by the OP to redeem Class C Units that the Brookfield Investor or its affiliates have elected to be redeemed in accordance with the A&R LPA.
Pursuant to the SPA, the Covered Brookfield Entities are also subject to a standstill on voting that requires the Covered Brookfield Entities to vote any shares of Common Stock owned by Covered Brookfield Entities in excess of 35% of the total number of shares of Common Stock entitled to vote in accordance with the recommendations of the Board of Directors from the Initial Closing until the earliest to occur of: (i) a Material Breach (as defined in the SPA); (ii) a REIT Event (as defined in the SPA); (iii) June 30, 2022 (the 63-month anniversary of the Initial Closing); and (iv) the date on which the Covered Brookfield Entities cease to own at least 35% of the outstanding shares of Common Stock on an as-converted basis.
Articles Supplementary
In connection with the Initial Closing, the Articles Supplementary governing the terms of the Redeemable Preferred Share became effective. The Redeemable Preferred Share ranks on parity with Common Stock, with the same rights with respect to preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions as Common Stock, except as provided therein.
At its election and subject to notice requirements, the Company may redeem the Redeemable Preferred Share for a cash amount equal to par value upon the occurrence of any of the following: (i) the first date on which no Class C Units remain outstanding; or (ii) the date the liquidation preference applicable to all Class C Units held by the Brookfield Investor and its affiliates is reduced to $100.0 million or less due to the exercise by holders of Class C Units of their redemption rights under the A&R LPA.
For so long as the Brookfield Investor holds the Redeemable Preferred Share:
•
the Brookfield Investor has the right to elect two Redeemable Preferred Directors, as well as to approve (such approval not to be unreasonably withheld, conditioned or delayed) two Approved Independent Directors to be recommended and nominated by the Board of Directors for election by our stockholders at each annual meeting;

•	each committee of the Board of Directors is required to include at least one of the Redeemable Preferred Directors as selected by the holder of the Redeemable Preferred Share, except for a

Brookfield Conflicts Committee, which is any committee formed with authority and jurisdiction over the review and approval of conflicts of interest involving the Brookfield Investor and its affiliates, on the one hand, and the Company, on the other hand;
However, if neither of the Redeemable Preferred Directors satisfies all independence and other requirements applicable to such committee, pursuant to the Charter, the SEC and any national securities exchange on which any shares of the Company’s stock are then listed, then such committee is required to include at least one of the Approved Independent Directors as selected by the Board of Directors.
Beginning three months after the failure of the OP to redeem Class C Units when required to do so, until all Class C Units requested to be redeemed have been redeemed, the holder of the Redeemable Preferred Share will have the right to increase the size of the Board of Directors by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the Board of Directors and fill the vacancies created thereby, subject to compliance with the provisions of the Charter requiring at least a majority of our directors to be Independent Directors (as defined in the Charter).
The Brookfield Investor is not permitted to transfer the Redeemable Preferred Share, except to an affiliate of the Brookfield Investor.
The holder of the Redeemable Preferred Share generally votes together as a single class with the holders of Common Stock at any annual or special meeting of stockholders of the Company. However, any action that would alter the terms of the Redeemable Preferred Share or the rights of its holder (including any amendment to the Charter, including the Articles Supplementary) is subject to a separate class vote of the Redeemable Preferred Share.
In addition, the Redeemable Preferred Directors have the Brookfield Approval Rights described under “Corporate Governance” and “—Brookfield Approval Rights” pursuant to the Articles Supplementary.
A&R LPA
At the Initial Closing, the Brookfield Investor, the Special General Partner and the Company, in its capacity as general partner of the OP, entered into the A&R LPA, which established the terms, rights, obligations and preferences of the Class C Units, as set forth in more detail below.
Rank
The Class C Units rank senior to OP Units and all other equity interests in the OP with respect to priority in payment of distributions and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the OP, whether voluntary or involuntary, or any other distribution of the assets of the OP among its equity holders for the purpose of winding up its affairs.
Distributions
Holders of Class C Units are entitled to receive, with respect to each Class C Unit, fixed, quarterly cumulative cash distributions at a rate of 7.5% per annum from legally available funds. If we fail to pay these cash distributions when due, the per annum rate will increase to 10% until all accrued and unpaid distributions required to be paid in cash are reduced to zero.
Holders of Class C Units are also entitled to receive, with respect to each Class C Unit, fixed, quarterly, cumulative distributions payable in Class C Units at a rate of 5% per annum (“PIK Distributions”). In the event we fail to redeem the Brookfield Investor when required to do so pursuant to the terms of A&R LPA, the 5% per annum PIK Distribution rate will increase to a per annum rate of 7.5%, and would further increase by 1.25% per annum for the next four quarterly periods thereafter, up to a maximum per annum rate of 12.5%.
The number of Class C Units delivered in respect of the PIK Distributions on any distribution payment date will be equal to the number obtained by dividing the amount of PIK Distribution by $14.75.
The Brookfield Investor will receive tax distributions to the extent that the cash distributions are less than the tax (at the 35% rate) payable with respect to cash distributions, PIK Distributions, and any accrued but unpaid cash distributions. The Brookfield Investor will also receive tax distributions in certain limited situations in which it is allocated income as a result of converting Class C Units into OP Units but is unable to convert those OP Units into shares of Common Stock. To the extent that the OP is required to pay tax distributions, the tax distributions will be advances of amounts the OP would otherwise pay the Brookfield Investor (e.g., if tax distributions are made with respect to PIK Distributions, then cash distributions with respect to PIK Distributions will be adjusted downward to reflect the tax distributions).
For the year ended December 31, 2019, we paid cash distributions of $27.8 million and PIK Distributions of 1,255,214.92 Class C Units to the Brookfield Investor, as the sole holder of the Class C Units. For the three months ended March 31, 2020, we paid cash distributions of $7.8 million and PIK Distributions of 352,889.83 Class C Units to the Brookfield Investor, as the sole holder of the Class C Units.
Liquidation Preference
The liquidation preference with respect to each Class C Unit as of a particular date is the original purchase price paid under the SPA or the value upon issuance of any Class C Unit received as a PIK Distribution, plus, with respect to such Class C Unit up to but not including such date, (i) any accrued and unpaid cash distributions and (ii) any accrued and unpaid PIK Distributions.
Conversion Rights
The Class C Units are convertible into OP Units at any time at the option of the holder thereof at an initial conversion price of $14.75 (the “Conversion Price”). The Conversion Price is subject to anti-dilution and other adjustments upon the occurrence of certain events and transactions.
However, the convertibility of certain Class C Units may be restricted in certain circumstances described in the A&R LPA. If any Class C Units submitted for conversion are not converted as a result of these restrictions, the holder will instead be entitled to receive an amount in cash equal to two times the liquidation preference of any unconverted Class C Units.
OP Units, in turn, are generally redeemable for shares of Common Stock on a one-for-one-basis or the cash value of a corresponding number of shares, at the election of the Company. However, if any redemptions in exchange for shares of Common Stock would result in the converting holder owning 49.9% or more of the shares of Common Stock then outstanding after giving effect to the redemption, the redeeming holder may elect to retain OP Units or to request delivery in cash of the cash value for the number of shares of Common Stock exceeding the 49.9% threshold.
Mandatory Redemption
Upon the consummation of any liquidation, sale of all or substantially all of the assets, dissolution or winding-up, whether voluntary or involuntary, sale, merger, reorganization, reclassification or recapitalization or other similar event (a “Fundamental Sale Transaction”) prior to March 31, 2022, the fifth anniversary of the Initial Closing, the holders of Class C Units are entitled to receive, prior to and in preference to any distribution of any of our assets or surplus funds to the holders of any other limited partnership interests in the OP:
•
in the case of a Fundamental Sale Transaction consummated prior to January 1, 2022 (the date that is 57 months and one day after the date of the Initial Closing), an amount per Class C Unit in cash equal to (x) two times the purchase price under the SPA of such Class C Unit (with the purchase price for Class C Units issued as PIK Distributions being zero for these purposes), less (y) all cash distributions actually paid to date; and

•
in the case of a Fundamental Sale Transaction consummated on or after January 1, 2022, an amount per Class C Unit in cash equal to the liquidation preference of such Class C Unit plus a make whole premium for such Class C Unit calculated based on a discount rate of 5% and the assumption that such Class C Unit had not been redeemed until March 31, 2022, the fifth anniversary of the Initial Closing (the “Make Whole Premium”).

Holder Redemptions
Upon the occurrence of a REIT Event or a Material Breach, in each case, subject to certain notice and cure rights, holders of Class C Units have the right to require us to redeem any Class C Units submitted for redemption for an amount equivalent to what the holders of Class C Units would have been entitled to receive in a Fundamental Sale Transaction if the date of redemption were the date of the consummation of the Fundamental Sale Transaction.

From time to time on or after March 31, 2022, the fifth anniversary of the Initial Closing, and at any time following the rendering of a judgment enjoining or otherwise preventing the holders of Class C Units, the Brookfield Investor or the Special General Partner from exercising their respective rights under the A&R LPA or the Articles Supplementary, any holder of Class C Units may, at its election, require us to redeem any or all of its Class C Units for an amount in cash equal to the liquidation preference.
The OP is not required to make any redemption of less than all of the Class C Units held by any holder requiring a payment of less than $15.0 million. If any redemption request would result in the total liquidation preference of Class C Units remaining outstanding being equal to less than $35.0 million, the OP has the right to redeem all then outstanding Class C Units in full.
Remedies Upon Failure to Redeem
Three months after the failure of the OP to redeem Class C Units when required to do so pursuant to the terms of A&R LPA, the Special General Partner has the exclusive right, power and authority to sell the assets or properties of the OP for cash at such time or times as the Special General Partner may determine. The Special General Partner must engage a reputable, national third party sales broker or investment bank reasonably acceptable to holders of a majority of the then outstanding Class C Units to conduct an auction or similar process designed to maximize the sales price. The Special General Partner is not permitted to make sales to itself, any other holder of a majority or more of the then outstanding Class C Units or any of their respective affiliates. The proceeds from sales of assets or properties by the Special General Partner must be used first to make any and all payments or distributions due or past due with respect to the Class C Units, regardless of the impact of such payments or distributions on the Company or the OP. The Special General Partner is not permitted to take any action without first obtaining any approval, including the approval of our stockholders, required by applicable Maryland law, as determined in good faith by the Board of Directors upon the advice of counsel.
In addition and as described elsewhere herein, three months after the failure of the OP to redeem Class C Units when required to do so pursuant to the terms of A&R LPA:
•
the holder of the Redeemable Preferred Share would have the right to increase the size of the Board of Directors by a number of directors that would result in the holder of the Redeemable Preferred Share being entitled to nominate and elect a majority of the Board of Directors and fill the vacancies created thereby, subject to compliance with provisions of the Charter requiring at least a majority of our directors to be Independent Directors (as defined in the Charter);

•
the 5% per annum PIK Distribution rate would increase to a per annum rate of 7.5%, and would further increase by 1.25% per annum for the next four quarterly periods thereafter, up to a maximum per annum rate of 12.5%; and

•	the standstill (but not the standstill on voting) provisions otherwise applicable to the Brookfield Investor and certain of its affiliates would terminate.
Company Liquidation Preference Reduction Upon Listing
In the event a listing of Common Stock on a national stock exchange occurs prior to March 31, 2022, the fifth anniversary of the Initial Closing, the OP would have the right to elect to reduce the liquidation preference of any Class C Units outstanding to $0.10 per unit by paying an amount equal to the amount of such reduction (the “Reduction Amount”) plus a pro rata share of a Make Whole Premium attributable to such Class C Units calculated based on, for these purposes only, the number of Class C Units outstanding subject to reduction. Following any such reduction and until March 31, 2024, the seven-year anniversary of the Initial Closing, the Class C Units that were subject to the reduction are convertible into a number of OP Units (the “Deferred Distribution Amount”) that, if positive, equals the Reduction Amount divided by the then current Conversion Price, less the Reduction Amount divided by the current market price for Common Stock, less any excess tax distributions received divided by the current market price for Common Stock. Notwithstanding the foregoing, the delivery of OP Units comprising the Deferred Distribution Amount may be restricted in certain circumstances as described in the A&R LPA, and, to the extent any OP Units are not delivered as a result of these restrictions, the holder is instead entitled to receive an amount in cash equal to the corresponding portion of the Reduction Amount associated with the Class C Units underlying any undelivered OP Units.

Company Redemption After Five Years
At any time and from time to time on or after March 31, 2022, the fifth anniversary of the Initial Closing, we have the right to elect to redeem all or any part of the issued and outstanding Class C Units for an amount in cash equal to the liquidation preference.
Transfer Restrictions
Subject to certain exceptions, the Brookfield Investor is generally permitted to make transfers of Class C Units without the prior consent of the Company. However, any transferee must customarily invest in these types of securities or real estate investments of any type or have in excess of $100.0 million of assets. In addition, to the extent a transferee would hold in excess of (i) 20% of the outstanding shares of Common Stock on an as-converted basis, the transferee is required to execute a joinder with respect to the standstill provisions contained in the SPA and (ii) 35% of the outstanding shares of Common Stock on an as-converted basis, the transferee is required to execute a joinder with respect to the standstill on voting provisions contained in the SPA.
Preemptive Rights
If the Company or the OP proposes to issue additional equity securities, subject to certain exceptions and in accordance with the procedures in the A&R LPA, any holder of Class C Units that owns Class C Units representing more than 5% of the outstanding shares of Common Stock on an as-converted basis has certain preemptive rights.
Brookfield Approval Rights
The Articles Supplementary restrict the Company from taking certain actions without the prior approval of at least one of the Redeemable Preferred Directors, and the A&R LPA restricts the OP from taking certain actions without the prior approval of the majority of the then outstanding Class C Units. Both sets of rights no longer apply if the liquidation preference applicable to all Class C Units held by the Brookfield Investor and its affiliates is reduced to $100.0 million or less due to the exercise by holders of Class C Units of their redemption rights under the A&R LPA.
In general, subject to certain exceptions, prior approval is required before the Company or its subsidiaries (including the OP) are permitted to take any of the following actions: equity issuances; organizational document amendments; debt incurrences; affiliate transactions; sale of all or substantially all assets; bankruptcy or insolvency declarations; declarations or payments of dividends or other distributions; redemptions or repurchases of securities; adoption of, and amendments to, the Annual Business Plan; hiring and compensation decisions related to certain key personnel (including executive officers); property acquisitions; property sales and dispositions; entry into new lines of business; settlement of material litigation; changes to material agreements; increasing or decreasing the number of directors on the Board of Directors; nominating or appointing a director (other than a Redeemable Preferred Director) who is not independent; nominating or appointing the Chairperson of the Board of Directors; and certain other matters.
After December 31, 2021, the 57-month anniversary of the Initial Closing, no prior approval will be required for debt incurrences, equity issuances and asset sales if the proceeds therefrom are used to redeem the then outstanding Class C Units in full.
In addition, notwithstanding the Brookfield Approval Rights, the Board of Directors is permitted to take such actions as it deems necessary, upon advice of counsel, to maintain our status as a REIT and to avoid having to register as an investment company under the Investment Company Act of 1940, as amended.

Ownership Limit Waiver Agreement
At the Initial Closing, as contemplated by and pursuant to the SPA, we entered into an Ownership Limit Waiver Agreement with the Brookfield Investor (the “Ownership Limit Waiver Agreement”), pursuant to which the Company granted the Brookfield Investor and its affiliates a waiver of the Aggregate Share Ownership Limit (as defined in the Charter). The Ownership Limit Waiver Agreement permits:
•	the Brookfield Investor to own 100% of any class of the Company’s equity securities consisting of the Redeemable Preferred Share; and
•
the Brookfield Investor and its affiliates to own up to 49.9% in value of the aggregate of the outstanding shares of the Common Stock, subject to the terms and conditions set forth in the Ownership Limit Waiver Agreement.

Registration Rights Agreement
At the Initial Closing, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Brookfield Investor, the Former Advisor and the Former Property Manager. Pursuant to the Registration Rights Agreement, holders of Class C Units have certain shelf, demand and piggyback rights with respect to the registration of the resale under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of Common Stock issuable upon redemption of OP Units issuable upon conversion of Class C Units, and the Former Advisor and the Former Property Manager have similar rights with respect to the 525,046 and 279,329 shares of Common Stock issued to them, respectively, pursuant to the agreements we entered into them to effectuate our transition from external management to self-management at the Initial Closing. For so long as registrable securities remain outstanding, the Brookfield Investor and the holders of a majority of the registrable securities have the right to make up to three such requests in any 12-month period with respect to the registration of registrable securities under the Securities Act. The Former Advisor and the Former Property Manager have the right, collectively, to make one such request.
Grace Agreements
We used all proceeds from the Final Closing in February 2019 to redeem the remaining $219.7 million outstanding Grace Preferred Equity Interests.
The terms of the Grace Preferred Equity Interests were set forth in the Amended and Restated Limited Liability Company Agreements (together, the “Grace Agreements”) of each of HIT Portfolio I Holdco, LLC and HIT Portfolio II Holdco, LLC (formerly known as ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, respectively, and, together, the “Grace Holdcos”). The Grace Holdcos are indirect subsidiaries of ours that are indirect owners of the hotels comprising the Grace Portfolio.
At the Initial Closing, the Company, through a wholly owned subsidiary, entered into substantially identical amendments to the Grace Agreements (together, the “Grace Amendments”) in connection with our obtaining the consent of the Grace Holders, the receipt of which was a condition to the Brookfield Investor’s obligation to consummate the Initial Closing. The Grace Amendments provided for certain changes to provisions related to transfer restrictions on membership interests in the Grace Holdcos and the events that would constitute a change in control of the Company under the Grace Agreements. These changes reflected both the termination of our external management relationship with the Former Advisor as well as the significance of the investment made by the Brookfield Investor in its capacity as the holder of Class C Units. The Grace Amendments also amended the Grace Agreements to reflect that, in connection with the Grace Holders consenting to the consummation of the Initial Closing, the Brookfield Investor entered into the following agreements with the Grace Holders: (i) a payover guarantee, pursuant to which the Brookfield Investor and the Special General Partner agreed that, if either of them received any proceeds required under the Grace Agreements to be used to redeem Grace Preferred Equity Interests, those proceeds would be paid to the Grace Holders; and (ii) a standstill agreement pursuant to which the Brookfield Investor and certain of its affiliates agreed that, unless the Grace Preferred Equity Interests were simultaneously being, or had previously been, fully redeemed, certain affiliates of the Brookfield Investor would not be permitted to purchase any interest in our mortgage and mezzanine loans encumbering the hotels owned by the Grace Holdcos or in any other indebtedness of the Grace Holdcos or encumbering those hotels.

Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and officers, certain former directors and officers and the Former Advisor and certain of its affiliates. Under these indemnification agreements, the indemnitees are indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of certain actions brought, or threatened to be brought, subject to certain limitations. The indemnification agreements entered into with Messrs. Wiles and Baron also include certain other agreements with respect to certain indemnification obligations and other obligations of the Brookfield Investor that are intended to be secondary to the indemnification and other obligations of the Company under such indemnification agreements. Pursuant to these indemnification agreements, during the period from January 1, 2019 to March 31, 2020, legal fees of $222,695 were advanced on behalf of Jonathan P. Mehlman, $136,960 were advanced on behalf of Edward T. Hoganson, and $421,578 were advanced on behalf of each of Stanley R. Perla and Abby M. Wenzel in connection with the litigation described below under “—Proposed Litigation Settlement. All of these advances were paid by the Company’s director and officer insurers. We have also advanced legal fees on behalf of former directors and officers and the Former Advisor and certain of its affiliates in accordance with our continuing obligations under these agreements.
Proposed Litigation Settlement
On February 3, 2020, the Company and various other relevant parties, including all defendants in the applicable action, entered into a Stipulation and Agreement of Settlement, Compromise and Release (the “Stipulation”) related to the proposed settlement and dismissal of Milliken v. American Realty Capital Hospitality Advisors, LLC et al., Case No. 1: 18-cv-01757-VEC (S.D.N.Y.), the previously disclosed stockholder derivative action filed on behalf of the Company and against the Company by Tom Milliken, a stockholder of the Company. On February 5, 2020, the United States District Court for the Southern District of New York (the “Court”) preliminarily approved the proposed settlement and dismissal of the action. The other defendants in the action are the Former Advisor and certain of its affiliates, and certain of the Company’s current and former directors and officers, including the Company’s chief executive officer, Jonathan P. Mehlman, the Company’s former chief financial officer, Edward Hoganson and of the Company’s current directors, Stanley Perla and Abby Wenzel. If finally approved by the Court and subject to the other conditions to the effectiveness of the proposed settlement set forth in the Stipulation, the proposed settlement will fully and completely release the claims of the Company’s stockholders asserted in the stockholder derivation action in exchange for an aggregate cash payment to the Company of $15,181,108.47, with $250,000 paid by Mr. Mehlman and the remainder paid by the Company’s director and officer insurers, and the tendering by certain defendants of an aggregate of 83,504 shares of the Common Stock to the Company, including 16,949 shares to be tendered by Mr. Mehlman. On June 9, 2020, the Court will hold a settlement hearing to determine whether the proposed settlement and plaintiff’s counsel’s proposed fee application for an award of attorneys’ fees, reimbursement of expenses, and payment of a case contribution award in the aggregate of $2,250,000, which will serve to reduce the cash payments the Company would otherwise receive, are fair, reasonable and adequate, and should therefore be granted final approval.
Certain Conflict Resolution Procedures
In order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions related to transactions with a Sponsor (as defined in the Charter), an Advisor (as defined in the Charter) any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders. In general, such transactions must be approved a majority of the directors on the Board of Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.
The Board of Directors has a standing conflicts committee. Pursuant to the charter of the conflicts committee, it serves as a Brookfield Conflicts Committee under the terms of the Redeemable Preferred Share and has the authority and jurisdiction to review or approve transactions or other matters involving, in the reasonable judgment of the Independent Directors (excluding, for this purpose, any Redeemable Preferred Director), conflict of interest situations between the Company or one or more of its subsidiaries, on the one hand, and the Brookfield Investor or any affiliate thereof, on the other hand. A majority of the Independent Directors (as defined in the Charter) (excluding, for this purposes, any Redeemable Preferred Director), may determine that any discussions, deliberations, decisions or actions involving the SPA, the A&R LPA or any other agreement entered into by Brookfield Investor or any of its affiliates in connection with the transactions contemplated by the SPA, including matters pertaining to the rights of the Brookfield Investor or any of its affiliates under such agreements, do not constitute a conflict of interest. See “Corporate Governance — Committees — Conflicts Committee.”
The Brookfield Investor and its affiliates engage in a broad spectrum of activities, including investments in the hospitality industry. In the ordinary course of their business activities, the Brookfield Investor and its affiliates may engage in activities where their interests conflict with ours or those of our stockholders, including activities related to additional investments they may make in companies in the hospitality and related industries. In addition, Bruce G. Wiles, our chairman and a Redeemable Preferred Director, serves as a Senior Advisor for BPG Hospitality, a subsidiary of BAM and also an affiliate of the Brookfield Investor. The Articles Supplementary provide that none of the Brookfield Investor or any of its affiliates, or any of their respective directors, executive officers, employees, agents, representatives, incorporators, stockholders, equityholders, controlling persons, principals, managers, advisors, managing members, members, general partners, limited partners or portfolio companies will have any obligation to refrain from competing with us, making investments in or having relationships with competing businesses. Under the Articles Supplementary, we have agreed to renounce any interest or expectancy, or right to be offered an opportunity to participate in, any business opportunity or corporate opportunity presented to the Brookfield Investors or its affiliates (which may include, without limitation, any Redeemable Preferred Director).
To the extent any potential conflict of interest situation or related party transaction that does not fall within the authority and jurisdiction of the conflicts committee comes to the attention of the Board of Directors or any of its members, it will be addressed in accordance with the Charter and as otherwise deemed appropriate by the Board of Directors in light of the circumstances.
The conflicts committee did not hold any meetings and did not take any action by written consent during the year ended December 31, 2019.

AUDIT COMMITTEE REPORT
The audit committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2019. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into any such filing.
To the Directors of Hospitality Investors Trust, Inc.:
We have reviewed and discussed with management the audited financial statements to be included in Hospitality Investors Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Hospitality Investors Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.
Audit Committee
Stanley R. Perla (Chair)
Edward A. Glickman
Abby M. Wenzel

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has furnished the following report. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into any such filing.
To the Directors of Hospitality Investors Trust, Inc.:
We have reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.
Based on the review and discussions described above, we recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Compensation Committee
Lowell G. Baron (Chair)
Edward A. Glickman
Stephen P. Joyce

PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding advisory resolution approving the compensation paid to our named executive officers described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officer compensation. Approval of this non-binding advisory resolution will be secured by an affirmative vote of a majority of the votes cast with respect to this proposal.
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
We are asking our stockholders to indicate their support for the compensation of our named executive officers. This non-binding advisory vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our policies and practices relating to their compensation as described in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative disclosure.
While this vote is advisory and will be non-binding, the Board of Directors and the compensation committee value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED HEREIN.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
As noted in “Proposal No. 2 — Advisory Vote on Named Executive Officer Compensation,” our stockholders have been asked to cast a vote in favor of the adoption of a non-binding advisory resolution approving the compensation of our named executive officers described in this Proxy Statement. Section 14A of the Exchange Act requires us to seek input from our stockholders regarding the frequency with which we will hold future non-binding advisory votes on the compensation of our named executive officers.
The Board of Directors believes that a frequency of one year for the non-binding advisory vote on the named executive officer compensation is the optimal interval for conducting and responding to a “say-on-pay” vote.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. The frequency of the advisory vote on executive compensation (one, two or three years) receiving the greatest number of votes cast at the Annual Meeting will be considered the frequency recommended by stockholders.
Although this advisory vote is non-binding, the Board of Directors and the compensation committee will review the results of the vote and will take them into account in making a determination concerning the frequency of future advisory votes on named executive officer compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “ONE YEAR” WITH RESPECT TO THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG served as the Company’s independent registered public accounting firm for the years ended December 31, 2019 and December 31, 2018.
The audit committee is requesting that our stockholders ratify the audit committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2020. Although ratification by stockholders is not required by law, the Bylaws or the Charter, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. KPMG reports directly to the audit committee.
A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fees
Aggregate fees for professional services rendered by KPMG for and during the years ended December 31, 2019 and December 31, 2018 were as follows:
Audit Fees
Audit fees incurred to KPMG for the years ended December 31, 2019 and December 31, 2018 were $705,891 and $1,062,480, respectively. Audit fees for 2018 include $417,500 related to the 2017 audit that were billed in 2018. Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements, quarterly reviews of the Company’s consolidated financial statements, annual audits of the financial statements of certain Company subsidiaries, and other services that are normally provided by the independent auditor in connection with these engagements.
Audit Related Fees
There were no audit related fees for the years ended December 31, 2019 and December 31, 2018.
Tax Fees
There were no tax fees billed for the years ended December 31, 2019 and December 31, 2018.
All Other Fees
There were no other fees billed for the years ended December 31, 2019 and December 31, 2018.
Pre-Approval
The audit committee reviews with the Company’s independent registered public accounting firm the scope and terms of the prospective annual audit (or other audit, review or attest services for the Company) and approves in advance the estimated fees therefor, and such other matters pertaining to the annual audit (or other audit, review or attest services for the Company) as the audit committee may deem appropriate. All services rendered by KPMG were pre-approved by the audit committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

CODE OF ETHICS
The Board of Directors adopted an Amended and Restated Code of Business Conduct and Ethics effective as of November 9, 2017 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.
The Code of Ethics is available on our website at www.HITREIT.com. You may also obtain a copy of the Code of Ethics by writing to our secretary at: Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: General Counsel. A waiver of the Code of Ethics may be granted only by the Board of Directors or an appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2020 ANNUAL MEETING
The Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the Annual Meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. For stockholder proposals within the scope of Rule 14a-8 and submitted in accordance with the procedures specified thereunder, in order for the proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2021 annual meeting of stockholders, the proposal must comply with Rule 14a-8 and be received at our principal executive offices by January 8, 2021. Any proposal received after such date will be considered untimely.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
For any stockholder proposal that is not submitted for inclusion in our proxy materials for our 2021 annual meeting of stockholders but is instead sought to be presented directly at that meeting, the proposal must be submitted in accordance with the procedures set forth in the Bylaws. Under the Bylaws, for a director nomination or other stockholder proposal to be properly submitted for presentation at our 2021 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on December 9, 2020 and ending at 5:00 p.m., Eastern Time, on January 8, 2021. Additionally, the stockholder proposal must contain certain information specified in the Bylaws.
All director nominations must also comply with other applicable provisions of the Charter and the Bylaws. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Paul C. Hughes.
By Order of the Board of Directors,

Paul C. Hughes
General Counsel and Secretary

HOSPITALITY INVESTORS TRUST, INC.
PARK AVENUE TOWER
65 EAST 55TH ST., SUITE 801
NEW YORK, NY 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/HIT or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D14780-P40541

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOSPITALITY INVESTORS TRUST, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Edward A. Glickman	☐	☐	☐
1b. Stephen P. Joyce	☐	☐	☐
1c. Jonathan P. Mehlman	☐	☐	☐
1d. Stanley R. Perla	☐	☐	☐
1e. Abby M. Wenzel	☐	☐	☐
2. Adopt a non-binding advisory resolution approving the compensation for our named executive officers as described in the accompanying proxy statement.	☐	☐	☐

The Board of Directors recommends you vote ONE YEAR on the following proposal:	**One Year**	**Two Years**	**Three Years**	**Abstain**
3. To vote, on a non-binding and advisory basis, on the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/HIT.

D14781-P40541

Hospitality Investors Trust, Inc.
Annual Meeting of Stockholders
August 5, 2020 1:00 PM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Hospitality Investors Trust, Inc. (the "Company"), hereby appoints Jonathan P. Mehlman and Paul C. Hughes, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the Company's executive offices, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, commencing at 1:00 p.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder on Proposals 1, 2 and 4 will be cast "FOR" the Proposals and "ONE YEAR" on Proposal 3. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side